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                      REVLON CONSUMER PRODUCTS CORPORATION

                        12% Senior Secured Notes Due 2005

                                       and

                   12% Senior Secured Exchange Notes Due 2005


                                -----------------


                                    INDENTURE

                          Dated as of November 26, 2001


                                -----------------


                            WILMINGTON TRUST COMPANY

                                     Trustee


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                                TABLE OF CONTENTS

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ARTICLE I Definitions and Incorporation by Reference.....................................................1

     SECTION 1.01.    Definitions........................................................................1
     SECTION 1.02.    Other Definitions.................................................................18
     SECTION 1.03.    Incorporation by Reference of Trust Indenture Act.................................19
     SECTION 1.04.    Rules of Construction.............................................................19

ARTICLE II The Securities...............................................................................20

     SECTION 2.01.    Amount of Securities..............................................................20
     SECTION 2.02.    Form and Dating...................................................................21
     SECTION 2.03.    Execution and Authentication......................................................21
     SECTION 2.04.    Registrar and Paying Agent........................................................22
     SECTION 2.05.    Paying Agent To Hold Money in Trust...............................................22
     SECTION 2.06.    Securityholder Lists..............................................................23
     SECTION 2.07.    Replacement Securities............................................................23
     SECTION 2.08.    Outstanding Securities............................................................23
     SECTION 2.09.    Temporary Securities..............................................................24
     SECTION 2.10.    Cancellation......................................................................24
     SECTION 2.11.    CUSIP Numbers.....................................................................24
     SECTION 2.12.    Defaulted Interest................................................................24

ARTICLE III Redemption..................................................................................24

     SECTION 3.01.    Notices to Trustee................................................................24
     SECTION 3.02.    Selection of Securities To Be Redeemed............................................25
     SECTION 3.03.    Notice of Redemption..............................................................25
     SECTION 3.04.    Effect of Notice of Redemption....................................................26
     SECTION 3.05.    Deposit of Redemption Price.......................................................26
     SECTION 3.06.    Securities Redeemed in Part.......................................................26

ARTICLE IV Covenants....................................................................................27

     SECTION 4.01.    Payment of Securities.............................................................27
     SECTION 4.02.    SEC Reports.......................................................................27
     SECTION 4.03.    Limitation on Debt................................................................27
     SECTION 4.04.    Limitation on Liens...............................................................30
     SECTION 4.05.    Limitation on Restricted Payments.................................................32
     SECTION 4.06.    Limitation on Restrictions on Distributions from Subsidiaries.....................36
     SECTION 4.07.    Limitation on Sales of Assets and Subsidiary Stock................................37
     SECTION 4.08.    Limitation on Transactions with Affiliates........................................42
     SECTION 4.09.    Change of Control.................................................................43
     SECTION 4.10.    Additional Guarantees; Releases of Guarantors.....................................45
     SECTION 4.11.    Amendment to Security Documents...................................................45


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

     SECTION 4.12.    Additional Security Documents.....................................................46
     SECTION 4.13.    Compliance Certificate............................................................46
     SECTION 4.14.    Further Instruments and Acts......................................................46

ARTICLE V Successor Company.............................................................................47

     SECTION 5.01.    When Company May Merge or Transfer Assets.........................................47

ARTICLE VI Defaults and Remedies........................................................................48

     SECTION 6.01.    Events of Default.................................................................48
     SECTION 6.02.    Acceleration......................................................................50
     SECTION 6.03.    Other Remedies....................................................................51
     SECTION 6.04.    Waiver of Past Defaults...........................................................51
     SECTION 6.05.    Control by Majority...............................................................51
     SECTION 6.06.    Limitation on Suits...............................................................51
     SECTION 6.07.    Rights of Holders To Receive Payment..............................................52
     SECTION 6.08.    Collection Suit by Trustee........................................................52
     SECTION 6.09.    Trustee May File Proofs of Claim..................................................52
     SECTION 6.10.    Priorities........................................................................52
     SECTION 6.11.    Undertaking for Costs.............................................................53
     SECTION 6.12.    Waiver of Stay or Extension Laws..................................................53

ARTICLE VII Trustee.....................................................................................53

     SECTION 7.01.    Duties of Trustee.................................................................53
     SECTION 7.02.    Rights of Trustee.................................................................54
     SECTION 7.03.    Individual Rights of Trustee......................................................55
     SECTION 7.04.    Trustee's Disclaimer..............................................................56
     SECTION 7.05.    Notice of Defaults................................................................56
     SECTION 7.06.    Reports by Trustee to Holders.....................................................56
     SECTION 7.07.    Compensation and Indemnity........................................................56
     SECTION 7.08.    Replacement of Trustee............................................................57
     SECTION 7.09.    Successor Trustee by Merger.......................................................58
     SECTION 7.10.    Eligibility; Disqualification.....................................................58
     SECTION 7.11.    Preferential Collection of Claims Against Company.................................58

ARTICLE VIII Discharge of Indenture; Defeasance.........................................................58

     SECTION 8.01.    Discharge of Liability on Securities; Defeasance..................................58
     SECTION 8.02.    Conditions to Defeasance..........................................................59
     SECTION 8.03.    Application of Trust Money........................................................61
     SECTION 8.04.    Repayment to Company..............................................................61
     SECTION 8.05.    Indemnity for Government Obligations..............................................61
     SECTION 8.06.    Reinstatement.....................................................................61

ARTICLE IX Amendments...................................................................................62

     SECTION 9.01.    Without Consent of Holders........................................................62
     SECTION 9.02.    With Consent of Holders...........................................................62


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

     SECTION 9.03.    Compliance with Trust Indenture Act...............................................63
     SECTION 9.04.    Revocation and Effect of Consents and Waivers.....................................63
     SECTION 9.05.    Notation on or Exchange of Securities.............................................64
     SECTION 9.06.    Trustee To Sign Amendments........................................................64
     SECTION 9.07.    Payment for Consent...............................................................64

ARTICLE X Guarantees....................................................................................65

     SECTION 10.01.   Indenture Guarantees..............................................................65
     SECTION 10.02.   Guaranty Absolute.................................................................65
     SECTION 10.03.   Limitation on Liability...........................................................67
     SECTION 10.04.   Waivers...........................................................................67
     SECTION 10.05.   Waiver of Subrogation and Contribution............................................67
     SECTION 10.06.   No Waiver; Cumulative Remedies....................................................68
     SECTION 10.07.   Successors and Assigns............................................................68
     SECTION 10.08.   Severability......................................................................68

ARTICLE XI Security Arrangements........................................................................68

     SECTION 11.01.   Collateral and Security Documents.................................................68
     SECTION 11.02.   Release of Collateral.............................................................69
     SECTION 11.03.   Opinions as to Recording.  .......................................................70

ARTICLE XII Miscellaneous...............................................................................70

     SECTION 12.01.   Trust Indenture Act Controls......................................................70
     SECTION 12.02.   Notices...........................................................................70
     SECTION 12.03.   Communication by Holders with Other Holders.......................................71
     SECTION 12.04.   Certificate and Opinion as to Conditions Precedent................................71
     SECTION 12.05.   Statements Required in Certificate or Opinion.....................................72
     SECTION 12.06.   When Securities Disregarded.......................................................72
     SECTION 12.07.   Rules by Trustee, Paying Agent and Registrar......................................72
     SECTION 12.08.   Legal Holidays....................................................................72
     SECTION 12.09.   Governing Law.....................................................................72
     SECTION 12.10.   No Recourse Against Others........................................................73
     SECTION 12.11.   Successors........................................................................73
     SECTION 12.12.   Multiple Originals................................................................73
     SECTION 12.13.   Table of Contents; Headings.......................................................73
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Appendix A    -    Provisions Relating to Initial Securities and Exchange
                   Securities
Exhibit 1 to
  Appendix A  -    Form of Initial Security
Exhibit A     -    Form of Exchange Security
Exhibit B     -    Form of Transfer Letter of Representation
Exhibit C     -    Form of Subsidiary Supplemental Indenture
Schedule I    -    Permitted Transactions
Schedule II   -    Security Documents
Schedule III  -    Other Existing Debt

                                    INDENTURE dated as of November 26, 2001,
                           among REVLON CONSUMER PRODUCTS CORPORATION, a Delaware corporation (the "Company"), the Guarantors identified on the signature pages hereto and WILMINGTON TRUST COMPANY, as trustee (the "Trustee").

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities:

                                    ARTICLE I

                   Definitions and Incorporation by Reference

                  SECTION 1.01. Definitions.

                  "Additional Securities" means, subject to the Company's compliance with Section 4.03, 12% Senior Secured Notes Due 2005 issued from time to time after the Issue Date under the terms of this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, Original Securities pursuant to Section 2.07, 2.08,
2.09 or 3.06 or Appendix A) in an aggregate principal amount of up to $300,000,000.

                  "Affiliate" of any specified Person means (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (ii) any other Person who is a director or officer (A) of such specified Person, (B) of any Subsidiary of such specified Person or (C) of any Person described in clause (i) above. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Applicable Debt" means:

                  (1) in respect of any asset that is the subject of an Asset Disposition at a time when such asset is included in the Collateral, Pari Passu Debt or Debt of a Subsidiary or any other non-Debt obligation that, in each case, is secured at such time by Collateral under a Lien that takes priority over the Lien of the Security Documents; or

                  (2) in respect of any asset that is the subject of an Asset Disposition at a time when such asset is not included in the Collateral but is owned, directly or indirectly, by a Foreign Subsidiary the stock of which is included in the Collateral, any Debt or other obligation referred to in clause
(1) above, any Debt of such Foreign Subsidiary or any Debt of any other Foreign Subsidiary that is a Wholly Owned Recourse Subsidiary, provided that such Foreign Subsidiary has not guaranteed unsecured Debt of the Company or a Subsidiary Guarantor; or

                  (3) in respect of any other asset, any Pari Passu Debt or Debt of a Wholly Owned Recourse Subsidiary or additionally, in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Recourse Subsidiary, Debt of such Subsidiary.

                  "Applicable Pari Passu Debt" means:

                  (1) in respect of any asset that is the subject of an Asset Disposition at a time when such asset is included in the Collateral, Pari Passu Debt that is secured at such time by Collateral; or

                  (2) in respect of any asset that is the subject of an Asset Disposition at a time when such asset is not included in the Collateral but is owned, directly or indirectly, by a Foreign Subsidiary the stock of which is included in the Collateral, Pari Passu Debt that is secured at such time by Collateral; or

                  (3) in respect of any other asset, Pari Passu Debt.

                  "Applicable Premium" means, with respect to a Security at any time, the greater of (i) 1.0% of the then outstanding principal amount of such Security at such time and (ii) the excess of (A) the present value of the required interest and principal payments due on such Security, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (B) the then outstanding principal amount of such Security at such time.

                  "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Subsidiary of the Company (other than directors' qualifying shares and other than Capital Stock of a Non-Recourse Subsidiary), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Subsidiaries (other than a Non-Recourse Subsidiary) (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Subsidiary of the Company to the Company or by the Company or a Subsidiary of the Company to a Wholly Owned Recourse Subsidiary, (ii) a disposition of property or assets by the Company or its Subsidiaries at fair market value in the ordinary course of business, (iii) a disposition by the Company or its Subsidiaries of obsolete assets in the ordinary course of business, (iv) a disposition subject to or permitted by Section 4.05, (v) an issuance of employee stock options and (vi) a disposition by the Company or its Subsidiaries in which the Company or its Subsidiaries receive as consideration Capital Stock of (or similar interests in) a Person engaged in, or assets that will be used in, the businesses of the Company and its Wholly Owned Recourse Subsidiaries, or additionally, in the case of a disposition by a Subsidiary of the Company that is not a Wholly Owned Recourse Subsidiary, the business of such Subsidiary, existing on the Issue Date or in businesses reasonably related thereto, as determined by the Board of Directors of the Company, the determination of which shall be conclusive and evidenced by a resolution of the Board of Directors of the Company; provided, that if such disposition involves assets consisting of Collateral, such Capital Stock is pledged to the Collateral Agent as Collateral, subject to Permitted Liens and the Collateral Agency Agreement.

                  "Bank Debt" means any and all amounts payable by the Company or any of its Subsidiaries under or in respect of the Credit Agreement or any Refinancing thereof, or any other agreements with lenders party to the foregoing, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company), fees, charges, expenses, reimbursement obligations, Guarantees and all other amounts payable thereunder or in respect thereof; provided, however, that nothing in this definition shall permit the Company or any of its Subsidiaries to Issue any Debt that is not permitted pursuant to Section 4.03.

                  "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board of Directors.

                  "Business Day" means each day which is not a Legal Holiday.

                  "Capital Lease Obligations" of a Person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

                  "Change of Control" means the occurrence of any of the following events:

                  (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders "beneficially own" (as so defined), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for the purposes of this clause (i), such other Person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other Person beneficially owns, directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of the voting power of the

Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation); or

                  (ii). during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral" means all property and assets that from time to time secure the Securities pursuant to the applicable Security Documents and the Collateral Agency Agreement.

                  "Collateral Agency Agreement" means the Amended and Restated Collateral Agency Agreement to be executed and delivered pursuant to the Escrow Agreement by the Company, the Trustee, JPMorgan Chase Bank, as administrative agent under the Credit Agreement and as administrative agent for the benefit of the holders of the Bank Obligations referred to therein, and the Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Collateral Agent" means Wilmington Trust Company, in its capacity as the "Note Collateral Agent" under and as defined in the Collateral Agency Agreement for the benefit of the holders of the Note Obligations (as defined therein), until a successor replaces it in accordance with the applicable provisions of the Collateral Agency Agreement, and thereafter means such successor.

                  "Company" means Revlon Consumer Products Corporation, a Delaware corporation, until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

                  "Consolidated EBITDA Coverage Ratio" means, for any period, the ratio of (i) the aggregate amount of EBITDA for such period to (ii) Consolidated Interest Expense for such period; provided, however, that (1) if the Company or any Subsidiary of the Company has Issued any Debt since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio is an Issuance of Debt, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been Issued on the first day of such period and the discharge of any other Debt Refinanced or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period the Company or any Subsidiary of the Company shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of the Company or any Subsidiary of the Company Refinanced or otherwise discharged with respect to the Company and its continuing Subsidiaries in connection with such Asset Dispositions for such period (or if the Capital Stock of any Subsidiary of the Company is sold, the Consolidated Interest Expense for such period directly attributable to the Debt of such Subsidiary to the extent the Company and its continuing Subsidiaries are no longer liable for such Debt after such sale) and (3) if since the beginning of such period the Company or any Subsidiary of the Company (by merger or otherwise) shall have made an Investment in any Subsidiary of the Company (or any Person which becomes a Subsidiary of the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto, as if such Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Debt Issued in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

                  "Consolidated Interest Expense" means, for any period, the sum of (a) the interest expense, net of any interest income, of the Company and its consolidated Subsidiaries (other than Non-Recourse Subsidiaries) for such period as determined in accordance with GAAP consistently applied, plus (b) Preferred Stock dividends in respect of Preferred Stock of the Company or any Subsidiary of the Company (other than a Non-Recourse Subsidiary) held by Persons other than the Company or a Wholly Owned Recourse Subsidiary, plus (c) the cash contributions to an employee stock ownership plan of the Company and its Subsidiaries (other than Non-Recourse Subsidiaries) to the extent such contributions are used by an employee stock ownership plan to pay interest.

                  "Consolidated Net Income" means with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted to the extent included in calculating such net income (or loss), by excluding (i) all extraordinary gains or losses; (ii) the portion of net income (or loss) of such Person and its consolidated Subsidiaries attributable to minority interests in unconsolidated Persons except to the extent that, in the case of net income, cash dividends or distributions have actually been received by such Person or one of its consolidated Subsidiaries (subject, in the case of a dividend or distribution received by a Subsidiary of such Person, to the limitations contained in clause (v) below) and, in the case of net loss, such Person or any Subsidiary of such Person has actually contributed, lent or transferred cash to such unconsolidated Person; (iii) net income (or loss) of any other Person attributable to any period prior to the date of combination of such other Person with such Person or any of its Subsidiaries on a "pooling of interests" basis; (iv) net gains or losses in respect of dispositions of assets by such Person or any of its Subsidiaries (including pursuant to a sale-and-leaseback arrangement) other than in the ordinary course of business; (v) the net income of any Subsidiary of such Person to the extent that the declaration of dividends or distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its shareholders; (vi) any net income or loss of any Non-Recourse Subsidiary, except that such Person's equity in the net income of any such Non-Recourse Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Non-Recourse Subsidiary during such period to such Person as a dividend or other distribution; and (vii) the cumulative effect of a change in accounting principles; provided, however, that in using Consolidated Net Income for purposes of calculating the Consolidated EBITDA Coverage Ratio at any time, net income of a Subsidiary of the type described in clause (v) of this definition shall not be excluded.

                  "Consolidated Net Worth" of any Person means, at any date, all amounts which would, in conformity with GAAP, be included under shareholders' equity on a consolidated balance sheet of such Person as at such date, less (x) any amounts attributable to Redeemable Stock and (y) any amounts attributable to Exchangeable Stock.

                  "Credit Agreement" means the Second Amended and Restated Credit Agreement to be executed and delivered as of the date of the Collateral Agency Agreement by and among the Company, JPMorgan Chase Bank, Citibank, N.A. and others, as agents, and the lenders named therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Debt" of any Person means, without duplication,

                  (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

                  (ii) all Capital Lease Obligations of such Person;

                  (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business);

                  (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

                  (v) the amount of all obligations of such Person with respect to the redemption, repayment (including liquidation preference) or other repurchase of, in the case of a Subsidiary of the Company, any Preferred Stock and, in the case of any other Person, any Redeemable Stock (but excluding in each case any accrued dividends);

                  (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including Guarantees of such obligations and dividends; and

                  (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Defaulting Subsidiary" means any Subsidiary of the Company (other than a Non-Recourse Subsidiary) with respect to which an event described under Section 6.01(6), 6.01(7), 6.01(8) or 6.01(9) has occurred and is continuing.

                  "Depository" means, with respect to the Securities issuable or issued in whole or in part in global form, The Depository Trust Company, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture and, thereafter, "Depository" shall mean or include such successor.

                  "EBITDA" means, for any period, the Consolidated Net Income of the Company for such period, plus the following to the extent included in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense, (v) all other noncash charges (excluding any noncash charge to the extent that it requires an accrual of or a reserve for cash disbursements for any future period) and (vi) foreign currency gains or losses.

                  "Escrow Agent" means Wilmington Trust Company, in its capacity as escrow agent under the Escrow Agreement until a successor replaces it in accordance with the applicable provisions of the Escrow Agreement, and thereafter means such successor.

                  "Escrow Agreement" means the Escrow Agreement dated as of November 26, 2001, between the Company and the Escrow Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchangeable Stock" means any Capital Stock of a Person which by its terms or otherwise is required to be exchanged or converted or is exchangeable or convertible at the option of the holder into another security (other than Capital Stock of such Person which is neither Exchangeable Stock nor Redeemable Stock).

                  "Existing 8-1/8% Senior Securities" means the Company's 8-1/8% Senior Notes Due 2006 and any securities exchanged therefor.

                  "Existing 9% Senior Securities" means the Company's 9% Senior Notes Due 2006 and any securities exchanged therefor.

                  "Existing Senior Subordinated Securities" means the Company's 8-5/8% Senior Subordinated Notes Due 2008 and any securities exchanged therefor.

                  "Foreign Subsidiary" means any Subsidiary of the Company which
(i) is organized under the laws of any jurisdiction outside of the United States, (ii) is organized under the laws of Puerto Rico or the U.S. Virgin Islands, (iii) has substantially all its operations outside of the United States, or (iv) has substantially all its operations in Puerto Rico or the U.S. Virgin Islands.

                  "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time, except that for purposes of calculating the Consolidated EBITDA Coverage Ratio, it shall mean generally accepted accounting principles in the United States as in effect on the Issue Date.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantors" means, collectively, the Parent Guarantor and the Subsidiary Guarantors.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person against changes in interest rates or foreign exchange rates.

                  "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Indenture Guarantees" means the Parent Guarantee and the Subsidiary Guarantees.

                  "Investment" in any Person means any loan or advance to, any net payment on a Guarantee of, any acquisition of Capital Stock, equity interest, obligation or other security of, or capital contribution or other investment in, such Person. Investments shall exclude advances to customers and suppliers in the ordinary course of business. The term "Invest" used as verb has a corresponding meaning. For purposes of the definitions of "Non-Recourse Subsidiary" and "Restricted Payment" and for purposes of Section 4.05, (i) "Investment" shall include a designation after the Issue Date of a Subsidiary of the Company as a Non-Recourse Subsidiary, and such Investment shall be valued at an amount equal to the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is designated a Non-Recourse Subsidiary; and (ii) any property transferred to or from a Non-Recourse Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company, and if such property so transferred (including in a series of related transactions) has a fair market value, as so determined by the Board of Directors, in excess of $10,000,000, such determination shall be confirmed by an independent appraiser.

                  "Issue" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Debt or Capital Stock of a Person existing at the time such Person becomes a Subsidiary of another Person (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary of such other Person.

The term "Issuance" or Issued" has a corresponding meaning.

                  "Issue Date" means November 26, 2001.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or in the state where the principal office of the Trustee is located.

                  "Lien" means any mortgage, pledge, security interest, conditional sale or other title retention agreement or other similar lien.

                  "Mafco Consolidated Group" means the "Affiliated Group" (within the meaning of Section 1504(a)(1) of the Code) of which Mafco Holdings is the common parent.

                  "Mafco Holdings" means Mafco Holdings Inc., a Delaware corporation, and its successors.

                  "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to such properties or assets or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required or estimated in good faith to be required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Debt which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from or in connection with such Asset Disposition and (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; provided, however, that in connection with an Asset Disposition to a Subsidiary of the Company (other than a Wholly Owned Recourse Subsidiary), Net Available Cash will be deemed to be a percentage of Net Available Cash (as calculated above) equal to (A) 100% minus
(B) the Company's percentage ownership in such Subsidiary.

                  "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or estimated in good faith to be payable as a result thereof.

                  "Non-Convertible Capital Stock" means, with respect to any corporation, any non-convertible Capital Stock of such corporation and any Capital Stock of such corporation convertible solely into non-convertible common stock of such corporation; provided, however, that Non-Convertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

                  "Non-Recourse Debt" means Debt or that portion of Debt (i) as to which neither the Company nor its Subsidiaries (other than a Non-Recourse Subsidiary) (A) provides credit support (including any undertaking, agreement or instrument which would constitute Debt), (B) is directly or indirectly liable or
(C) constitutes the lender and (ii) no default with respect to which (including any rights which the holders thereof may have to take enforcement action against the assets of a Non-Recourse Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company or its Subsidiaries (other than Non-Recourse Subsidiaries) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

                  "Non-Recourse Subsidiary" means a Subsidiary of the Company
(i) which has been designated as such by the Company, (ii) which has no Debt other than Non-Recourse Debt and (iii) which is in the same line of business as the Company and its Wholly Owned Recourse Subsidiaries existing on the Issue Date or in businesses reasonably related thereto.

                  "Obligations" means (a) the full and punctual payment of Principal of and interest, if any, on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities, (b) the full and punctual performance of all other obligations of the Company under this Indenture and the Securities and (c) all other Note Obligations, as defined in the Collateral Agency Agreement.

                  "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company.

                  "Officers' Certificate" means a certificate signed by the Chairman of the Board, Vice Chairman, the President or a Vice President (regardless of Vice Presidential designation), and by the Treasurer, an Assistant Treasurer, Secretary or an Assistant Secretary, of the Company and delivered to the Trustee. One of the Officers signing an Officers' Certificate given pursuant to Section 4.13 shall be the principal executive, financial or accounting officer of the Company.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company (or to its Parent or one of its Subsidiaries or the Trustee.)

                  "Parent" means Revlon, Inc., a Delaware corporation, and any other Person which acquires or owns directly or indirectly 80% or more of the voting power of the Voting Stock of the Company.

                  "Parent Guarantee" means an Indenture Guarantee on the terms set forth in Article X by the Parent Guarantor.

                  "Parent Guarantor" means Revlon, Inc., a Delaware corporation, and its successors.

                  "Pari Passu Debt" means the following obligations, whether outstanding on the Issue Date or thereafter created, incurred or assumed, and whether at any time owing actually or contingent:

                  (i) all obligations consisting of the Bank Debt, the Securities, the Existing 9% Senior Securities and the Existing 8-1/8% Senior Securities;

                  (ii) all obligations consisting of the principal of and premium (if any) and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company), and all fees, expenses and other amounts in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Company is responsible or liable;

                  (iii) all Capital Lease Obligations of the Company;

                  (iv) all obligations of the Company (A) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (B) under interest rate swaps, caps, collars, options and similar arrangements and foreign currency hedges entered into in respect of any obligations described in clauses (i), (ii) and
         (iii) or (C) Issued or assumed as the deferred purchase price of property and all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement;

                  (v) all obligations of other Persons of the type referred to in clauses (ii), (iii) and (iv) and all dividends of other persons for the payment of which, in either case, the Company is responsible or liable as obligor, guarantor or otherwise, including by means of any agreement which has the economic effect of a Guarantee; and

                  (vi)all obligations consisting of Refinancings of any obligation described in clauses (i), (ii), (iii), (iv) or (v);

unless, in the case of any particular obligation, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Securities. However, Pari Passu Debt will not include (1) any obligation of the Company to any Subsidiary of the Company or any Permitted Affiliate Debt, (2) any liability for Federal, state, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any indebtedness, Guarantee or obligation of the Company (including the Existing Senior Subordinated Securities) that is subordinate or junior in any respect to any other indebtedness, Guarantee or obligation of the Company or (5) that portion of any Debt which at the time of Issuance is issued in violation of this Indenture; provided, however, that in the case of this clause
(5), (A) any Debt Issued to any person who had no actual knowledge that the Issuance of such Debt was not permitted under this Indenture and who received on the date of Issuance thereof a certificate from an officer of the Company to the effect that the Issuance of such Debt would not violate this Indenture shall constitute Pari Passu Debt and (B) any Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business shall constitute Pari Passu Debt provided that such Debt would normally be extinguished within three Business Days of Issuance.

                  "Permitted Affiliate" means any individual that is a director or officer of the Company, of Parent, of a Subsidiary of the Company or of an Unrestricted Affiliate; provided, however, that such individual is not also a director or officer of Mafco Holdings or any Person that controls Mafco Holdings.

                  "Permitted Affiliate Debt" means (i) Debt Issued to an Affiliate of the Company representing amounts owing by the Company pursuant to the Tax Sharing Agreement and (ii) Debt Issued to an Affiliate of the Company to the extent of cash actually received by the Company, which cash either is required to be advanced or contributed to the Company pursuant to the terms of the Credit Agreement or any Refinancing thereof or, if not advanced or contributed to the Company, would lead to a default under the Credit Agreement or any Refinancing thereof.

                  "Permitted Holders" means Ronald O. Perelman (or in the event of his incompetence or death, his estate, heirs, executor, administrator, committee or other personal representative (collectively, "heirs")) or any Person controlled, directly or indirectly, by Ronald O. Perelman or his heirs.

                  "Permitted Transactions" means (i) any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) between the Company or any Subsidiary of the Company, on the one hand, and any Affiliate of the Company or any legal or beneficial owner of 10% or more of the voting power of Voting Stock of the Company or an Affiliate of any such owner, on the other hand, existing on, or pursuant to an agreement in effect on, the Issue Date and disclosed in Schedule I to this Indenture and any amendments thereto which do not adversely affect the rights of the Holders and (ii) any Tax Sharing Agreement.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "Primary First Lien Obligations" means at any time, the obligations that are represented by the Person serving at that time as the Controlling Party under (and as defined in) in the Collateral Agency Agreement, as such obligations are identified in the definition of "Notice of an Actionable Event" set forth in the Collateral Agency Agreement.

                  "Principal" of a Security as of any date means the principal of the Security as of such date.

                  "Public Debt" means obligations of the Company or of a Guarantor evidenced by bonds, debentures, notes and similar instruments issued in a manner and pursuant to documentation customary in the intended market for obligations publicly traded or traded in the high yield bond or other private placement or similar market primarily among financial institutions (other than any such obligations that are traded primarily among commercial banks).

                  "Public Equity Offering" means an underwritten public offering of equity securities of the Company or Revlon, Inc. pursuant to an effective registration statement under the Securities Act.

                  "Put Amount" as of any date means, with respect to each $1,000 principal amount of Securities, 101% of the outstanding principal amount thereof as of the date of repurchase.

                  "QIB" means a "Qualified Institutional Buyer" under Rule 144A.

                  "Redeemable Stock" means any Capital Stock that by its terms or otherwise is required to be redeemed on or prior to the first anniversary of the Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time on or prior to the first anniversary of the Stated Maturity of the Securities.

                  "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue Debt in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Costs" means, with respect to any Debt being Refinanced, any premium actually paid thereon and reasonable costs and expenses, including underwriting discounts, in connection with such Refinancing.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Security Documents" means, collectively, when executed and delivered as of the date of the Collateral Agency Agreement, the pledge agreements, security agreements and mortgages listed on Schedule II and all other security documents hereinafter delivered to the Collateral Agent granting a security interest in any assets of any Person to secure the Obligations, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Significant Subsidiary" means (i) any Subsidiary (other than a Non-Recourse Subsidiary) of the Company which at the time of determination either (A) had assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, constituted at least 5% of the Company's total assets on a consolidated basis as of such date, in each case determined in accordance with GAAP, or (B) had revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which constituted at least 5% of the Company's total revenues on a consolidated basis for such period, or (ii) any Subsidiary of the Company (other than a Non-Recourse Subsidiary) which, if merged with all Defaulting Subsidiaries (as defined below) of the Company, would at the time of determination either (A) have had assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, would have constituted at least 10% of the Company's total assets on a consolidated basis as of such date or (B) have had revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which would have constituted at least 10% of the Company's total revenues on a consolidated basis for such period (each such determination being made in accordance with GAAP).

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

                  "Subordinated Obligation" means any Debt of the Company (whether outstanding on the date hereof or hereafter Issued) which is subordinate or junior in right of payment to the Securities.

                  "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

                  "Subsidiary Guarantee" means an Indenture Guarantee on the terms set forth in Article X by a Subsidiary Guarantor.

                  "Subsidiary Guarantors" means, collectively, the Subsidiaries of the Company party to this Indenture and any Subsidiary that executes a Subsidiary Guarantee pursuant to Section 4.10.

                  "Tax Sharing Agreement" means (i) that certain agreement dated June 24, 1992, as amended, among the Company, certain of its Subsidiaries, Revlon Holdings Inc., Revlon, Inc. and Mafco Holdings, and (ii) any other tax allocation agreement between the Company or any of its Subsidiaries with any direct or indirect shareholder of the Company with respect to consolidated or combined tax returns including the Company or any of its Subsidiaries but only to the extent that amounts payable from time to time by the Company or any such Subsidiary under any such agreement do not exceed the corresponding tax payments that the Company or such Subsidiary would have been required to make to any relevant taxing authority had the Company or such Subsidiary not joined in such consolidated or combined returns, but instead had filed returns including only the Company or its Subsidiaries (provided that any such agreement may provide that, if the Company or any such Subsidiary ceases to be a member of the affiliated group of corporations of which Mafco Holdings is the common parent for purposes of filing a consolidated Federal income tax return (such cessation, a "Deconsolidation Event"), then the Company or such Subsidiary shall indemnify such direct or indirect shareholder with respect to any Federal, state or local income, franchise or other tax liability (including any related interest, additions or penalties) imposed on such shareholder as the result of an audit or other adjustment with respect to any period prior to such Deconsolidation Event that is attributable to the Company, such Subsidiary or any predecessor business thereof (computed as if the Company, such Subsidiary or such predecessor business, as the case may be, were a stand-alone entity that filed separate tax returns as an independent corporation), but only to the extent that any such tax liability exceeds any liability for taxes recorded on the books of the Company or such Subsidiary with respect to any such period).

                  "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, in each case, maturing within 360 days of the date of acquisition thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company (including the Trustee) which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250 million and whose debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by any registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a nationally recognized broker-dealer, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and in existence under the laws of the

United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-2" (or higher) according to Moody's Investors Service, Inc. or "A-2" (or higher) according to Standard and Poor's Corporation, (v) securities with maturities of six months or less from the date of acquisition backed by standby or direct pay letters of credit issued by any bank satisfying the requirements of clause (ii) above and (vi) securities with maturities of six months or less from the date of acquisition issued or fully Guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Corporation or "A" by Moody's Investors Service, Inc.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the Issue Date.

                  "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption or, in the case of defeasance, prior to the date of deposit (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life to Stated Maturity of the Securities; provided, however, that if the average life to Stated Maturity of the Securities is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly yields of United States Treasury securities for which such yields are given, except that if the average life to Stated Maturity of the Securities is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                  "Trustee" means the party named as such in this Indenture in its capacity as Trustee as described herein until a successor replaces it and, thereafter, means the successor.

                  "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                  "Unrestricted Affiliate" means a Person (other than a Subsidiary of the Company) controlled (as defined in the definition of an "Affiliate") by the Company, in which no Affiliate of the Company (other than
(x) a Wholly Owned Recourse Subsidiary of the Company, (y) a Permitted Affiliate and (z) another Unrestricted Affiliate) has an Investment.

                  "U.S. Dollar Equivalent" means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of

U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination. Except as described in Section 4.03, whenever it is necessary to determine whether the Company has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

                  "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                  "Wholly Owned Recourse Subsidiary" means a Subsidiary of the Company (other than a Non-Recourse Subsidiary) all the Capital Stock of which (other than directors' qualifying shares) is owned by (i) the Company, (ii) the Company and one or more Wholly Owned Recourse Subsidiaries or (iii) one or more Wholly Owned Recourse Subsidiaries.

                  SECTION 1.02. Other Definitions.

                                                       Defined in
                        Term                             Section
"Bankruptcy Law"....................................     6.01
"covenant defeasance option"........................     8.01(b)
"CUSIP".............................................     2.11
"Custodian".........................................     6.01
"DTC"...............................................     4.01
"Event of Default"..................................     6.01
"Guaranteed Obligations"............................     10.01
"Indenture Documents"...............................     9.01
"legal defeasance option"...........................     8.01(b)
"Notice of Default".................................     6.01
"Offer".............................................     4.07(b)
"Offer Amount"......................................     4.07(c)(2)
"Offer Period"......................................     4.07(c)(2)
"Outstanding".......................................     2.08
"Paying Agent"......................................     2.04
"Permitted Liens"...................................     4.04(b)
"Purchase Date".....................................     4.07(c)(1)
"Registrar".........................................     2.04

                                                       Defined in
                        Term                             Section
"Restricted Contribution"...........................     4.05(a)(3)(e)
"Restricted Payment"................................     4.05
"Subsidiary Supplemental Indenture".................     4.10

                  SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP and all accounting calculations will be determined in accordance with such principles;

                  (3) "or" is not exclusive;

                  (4) "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) unsecured debt shall not be deemed to be subordinate or junior to secured debt merely by virtue of its nature as unsecured debt;

                  (7) the principal amount of any noninterest bearing or other discount security at any date of Issuance shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall be deemed to be the Issuance of Debt; provided, however, that the accretion of principal on such security shall not be deemed to be the Issuance of Debt if the issuer elects, at the time of original Issuance of such security, to treat such accretion as if, on such date of original Issuance, there were an additional Issuance of Debt in an aggregate principal amount equal to the excess of the principal amount at maturity of such security over the principal amount thereof that would be shown on a balance sheet of the issuer dated on such date prepared in accordance with GAAP and, unless redeemed or repurchased, the amount of such additional Issuance of Debt shall be treated as being outstanding for all purposes under this Indenture until such security is paid in full;

                  (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

                  (9) whenever in this Indenture or the Securities it is provided that the Put Amount or the Principal with respect to a Security shall be paid, such provision shall be deemed to require (whether or not so expressly stated) the simultaneous payment of any accrued and unpaid interest to the date of payment on such Security payable pursuant to paragraph 1 of the Securities.

                                   ARTICLE II

                                 The Securities

                  SECTION 2.01. Amount of Securities. The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is $663,000,000. All Securities shall be identical in all respects other than issue prices and issuance dates.

                  Subject to Section 2.03, the Trustee shall authenticate Initial Securities for original issue on the Issue Date in the aggregate principal amount of $363,000,000 (the "Original Securities"). With respect to any Additional Securities, there shall be established in or pursuant to a resolution of the Board of Directors, and subject to Section 2.03, set forth, or determined in the manner provided in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of such Additional Securities:

                  (1) the title of such Additional Securities;

                  (2) the aggregate principal amount of such Additional Securities that may be authenticated and delivered under this Indenture;

                  (3) the issue price and issuance date of such Additional Securities, including the date from which interest on such Additional Securities shall accrue; provided, however, that no Additional Securities may be issued unless such Additional Securities are fungible in all respects for federal income tax purposes with the Securities then outstanding;

                  (4) if applicable, that such Additional Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositories for such Global Securities, the form of any legend or legends that shall be borne by any such Global Security in addition to or in lieu of those set forth in Exhibit 1 to Appendix A and any circumstances in addition to or in lieu of those set forth in Section 2.3 of Appendix A in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depository for such Global Security or a nominee thereof; and

                  (5) if applicable, that such Additional Securities shall not be issued in the form of Initial Securities subject to Appendix A, but shall be issued in the form of Exchange Securities as set forth in Exhibit A.

                  If any of the terms are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate or the trust indenture supplemental hereto setting forth the terms.

                  SECTION 2.02. Form and Dating. Provisions relating to the Initial Securities and the Exchange Securities are set forth in Appendix A, which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix A which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Company. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit 1 to Appendix A and Exhibit A are part of the terms of this Indenture.

                  SECTION 2.03. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a written order of the Company in the form of an Officers' Certificate for the authentication and delivery of such Securities, and the Trustee in accordance with such written order of the Company shall authenticate and deliver such Securities.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands. The Company agrees to pay any authenticating agent compensation for its services hereunder.

                  SECTION 2.04. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Recourse Subsidiaries may act as Paying Agent, Registrar or co-registrar.

                  The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

                  SECTION 2.05. Paying Agent To Hold Money in Trust. On or prior to 12:00 p.m. New York City time on each due date of the Principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such Principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of Principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.06. Securityholder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee, the Company shall Issue and the Trustee shall authenticate a replacement Security. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

                  In case any such mutilated, destroyed, lost or stolen Security has become due and payable, the Company, in its discretion, may instead of issuing a new Security, pay such Security.

                  Every replacement Security is an additional obligation of the Company.

                  SECTION 2.08. Outstanding Securities. Securities outstanding ("Outstanding") at any time are all Securities authenticated and delivered by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not Outstanding. A Security does not cease to be Outstanding because the Company or an Affiliate of the Company holds the Security.

                  If a Security is paid or replaced pursuant to Section 2.07, it ceases to be Outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all Principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be Outstanding and interest on them ceases to accrue.

                  SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder.

                  SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange
Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not Issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

                  SECTION 2.11. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                  SECTION 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                                  ARTICLE III

                                   Redemption

                  SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities or is required to redeem the Securities pursuant to paragraph 6 of the Securities, it shall notify the Trustee in writing of the redemption date, the Principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur. If the Company is required to redeem the Securities pursuant to paragraph 6 of the Initial Securities, the Company shall also so notify the Escrow Agent concurrently with the Trustee.

                  In the case of a redemption pursuant to paragraph 5 of the Securities, the Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. In the case of redemption pursuant to paragraph 6 of the Securities, the Company shall give such notices to the Trustee and Escrow Agent provided for in this Section promptly after the event triggering the requirement to redeem the Securities. Any notice delivered pursuant to paragraph 5 of the Securities shall be accompanied by an Officers' Certificate to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption for determining the Holders to whom notice of redemption will be sent pursuant to Section 3.03 shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee unless the Trustee consents to a shorter period.

                  SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee in its discretion shall select the Securities to be redeemed either on a pro rata basis, by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate. The Trustee shall make the selection from Outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the Principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                  SECTION 3.03. Notice of Redemption. In the case of a redemption pursuant to paragraph 5 of the Securities, at least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) if fewer than all the Outstanding Securities are to be redeemed, the identification of the particular Securities to be redeemed as well as the aggregate Principal amount of Securities to be redeemed and if any Security is being redeemed in part, the portion of the Principal amount of such Security to be redeemed and that after the redemption date and upon surrender of such Security a new Security or Securities will be issued having a Principal amount equal to the Principal amount of the Security surrendered less the Principal amount of the portion of the Security redeemed;

                  (6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed;

                  (8) the CUSIP number (if any) printed on the Securities being redeemed; and

                  (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

                  SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.05. Deposit of Redemption Price. On or prior to 12:00 p.m. New York City time on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

                  SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security having a Principal amount equal to the Principal amount of the Security surrendered less the Principal amount of the portion of the Security so redeemed.

                                   ARTICLE IV

                                    Covenants

                  SECTION 4.01. Payment of Securities. The Company shall promptly pay the Principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all Principal and interest then due.

                  The Company shall pay interest on overdue Principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  SECTION 4.02. SEC Reports. Notwithstanding that the Company may not be required to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file or cause to be filed with the SEC and provide the Trustee and Securityholders with the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) with respect to the Company which are specified in Sections 13 and 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA ss. 314(a).

                  SECTION 4.03. Limitation on Debt.

                  (a) The Company shall not, and shall not permit any Subsidiary of the Company to, Issue, directly or indirectly, any Debt; provided, however, that the Company and its Subsidiaries shall be permitted to Issue Debt if, at the time of such Issuance, the Consolidated EBITDA Coverage Ratio for the period of the most recently completed four consecutive fiscal quarters ending at least 45 days prior to the date such Debt is Issued exceeds the ratio of 2.0 to 1.0.

                  (b) Notwithstanding the foregoing, the Company and its Subsidiaries may Issue the following Debt:

                           (1) Debt Issued pursuant to the Credit Agreement and
the Securities, any Refinancing thereof, or any other credit agreement, indenture or other agreement, in an aggregate principal amount outstanding at any one time not to exceed an amount equal to $675 million less the sum of all principal payments (whether by prepayment, repayment or purchase) made with respect to such Debt pursuant to Section 4.07(a)(iii)(A), (a)(iii)(B)(1) or
(a)(iii)(C) to the extent that such payments (i) are as a result of an Asset Disposition involving assets that are included in the Collateral, or are owned, directly or indirectly, by a Foreign Subsidiary the stock of which is included in the Collateral, and (ii) permanently retire such Debt in accordance with the terms of the agreements governing such Debt;

                           (2) Debt Issued on an unsecured basis pursuant to any
other credit agreement, indenture or other agreement in an aggregate principal amount not to exceed $225 million outstanding at any one time;

                           (3) Debt (other than Debt described in clauses (1)
and (2) above) in respect of the undrawn portion of the face amount of or unpaid reimbursement obligations in respect of letters of credit for the account of the Company or any of its Subsidiaries in an aggregate amount at any time outstanding not to exceed the excess of (i) $150 million over (ii) the undrawn portion of the face amount of or unpaid reimbursement obligations in respect of letters of credit Issued under the Credit Agreement or any Refinancing thereof or any other credit agreement, indenture or other agreement pursuant to clause
(1) above;

                           (4) Debt of the Company Issued to and held by a
Wholly Owned Recourse Subsidiary of the Company and Debt of a Subsidiary of the Company Issued to and held by the Company or a Wholly Owned Recourse Subsidiary; provided, however, that any subsequent Issuance or transfer of any Capital Stock that results in any such Wholly Owned Recourse Subsidiary ceasing to be a Wholly Owned Recourse Subsidiary or any subsequent transfer of such Debt (other than to the Company or a Wholly Owned Recourse Subsidiary) shall be deemed, in each case, to constitute the Issuance of such Debt by the Company or of such Debt by such Subsidiary;

                           (5) Debt of the Company consisting of the Existing 9%
Senior Securities, the Existing 8-1/8% Senior Securities, the Existing Senior Subordinated Securities and Debt of the Company Issued to Refinance any Debt permitted by this clause (5); provided, however, that, in the case of a Refinancing, the principal amount of the Debt so Issued shall not exceed the principal amount of the Debt so Refinanced plus any Refinancing Costs thereof; provided further, however, that any Debt Issued pursuant to this clause (5) to Refinance the Existing Senior Subordinated Securities or any Refinancing thereof shall be subordinated to the Securities to at least the same extent as the Existing Senior Subordinated Securities are subordinated to the Securities;

                           (6) Debt (other than Debt described in clause (1),
(2), (3), (4) or (5) above or (11) or (12) below) of the Company or any of its Subsidiaries outstanding on the Issue Date, as set forth on Schedule III hereto, and Debt Issued to Refinance any Debt permitted by this clause (6) or by Section 4.03(a); provided, however, that, in the case of a Refinancing, the principal amount of the Debt so Issued shall not exceed the principal amount of the Debt so Refinanced plus any Refinancing Costs thereof;

                           (7) Debt Issued and arising out of purchase money
obligations for property acquired in an amount not to exceed, for the period through December 31, 2002, $50 million, plus for each period of twelve consecutive months ending on December 31 thereafter, $15 million; provided, however, that any such amounts which are available to be utilized during any such twelve month period and are not so utilized may be utilized during any succeeding period;

                           (8) Debt of a Subsidiary of the Company Issued and
outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Debt Issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary of the Company or was acquired by the Company);

                           (9) Debt Issued to Refinance Debt referred to in the
foregoing clause (8) or this clause (9); provided, however, that the principal amount of the Debt so Issued shall not exceed the principal amount of the Debt so Refinanced plus any Refinancing Costs thereof;

                           (10) Non-Recourse Debt of a Non-Recourse Subsidiary;
provided, however, that if any such Debt thereafter ceases to be Non-Recourse Debt of a Non-Recourse Subsidiary, then such event shall be deemed for the purpose of this Section 4.03 to constitute the Issuance of such Debt by the issuer thereof;

                           (11) Permitted Affiliate Debt;

                           (12) Debt of Foreign Subsidiaries in an aggregate
principal amount at the time of Issuance which, when taken together with all other Debt issued by Foreign Subsidiaries pursuant to this clause (12) and then outstanding, does not exceed $60 million; provided, however, that such Foreign Subsidiaries shall not be permitted to have more than $30 million of such Debt outstanding at any one time that consists of Debt that is not offset or secured by a compensating cash balance, a counterpart cash deposit or a cash deposit pledge at the bank or banks to whom such Debt was Issued (or an affiliate of such bank or banks); and

                           (13) Debt (other than Debt described in clauses (1)
through (12) above and in Section 4.03(a)) in an aggregate principal amount outstanding at any time not to exceed $150 million.

                  (c) Notwithstanding the foregoing Section 4.03(b), the Company shall not permit any Foreign Subsidiary that is not a Subsidiary Guarantor to Issue, directly or indirectly, any Debt pursuant to Section 4.03(b) except (i) Debt Issued pursuant to clause (1) of Section 4.03(b) if, at the time of such Issuance, the principal amount of such Debt does not exceed in the aggregate, when taken together with all other Debt Issued by all Foreign Subsidiaries pursuant to clause (1) of Section 4.03(b) and then outstanding, $75 million and
(ii) Debt Issued pursuant to clauses (4) and (7) through (12) of Section
4.03(b).

                  (d) To the extent the Company or any Subsidiary of the Company Guarantees any Debt of the Company or a Subsidiary of the Company, such Guarantee and such Debt will be deemed to be the same indebtedness and only the amount of the Debt will be deemed to be outstanding. If the Company or a Subsidiary of the Company Guarantees any Debt of a Person that, subsequent to the Issuance of such Guarantee, becomes a Subsidiary, such Guarantee and the Debt so Guaranteed shall be deemed to be the same indebtedness, which shall be deemed to have been Issued when the Guarantee was Issued and shall be deemed to be permitted to the extent the Guarantee was permitted when Issued.

                  (e) For purposes of determining compliance with any U.S. dollar denominated restriction on the Issuance of Debt where the Debt Issued is denominated in a different currency, the amount of such Debt will be the U.S. Dollar Equivalent determined on the date of the Issuance of such Debt, provided, however, that if any such Debt denominated in a different currency is subject to a Hedging Obligation with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Debt, the amount of such Debt expressed in U.S. dollars will be as provided in such Hedging Obligation. The principal amount of any Refinancing Debt Issued in the same currency as the Debt being Refinanced will be the U.S. Dollar Equivalent of the Debt Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Hedging Obligation, in which case the Refinancing Debt will be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Debt exceeds the principal amount of the Debt being Refinanced, in which case the U.S. Dollar Equivalent of such excess will be determined on the date such Refinancing Debt is Issued.

                  (f) Notwithstanding Section 4.03(b)(1), prior to the date of the Collateral Agency Agreement, the Securities shall be treated as not having been Issued for purposes of this Section 4.03.

                  SECTION 4.04. Limitation on Liens.

                  (a) The Company shall not, and shall not permit any Subsidiary of the Company to, create or suffer to exist any Lien upon any of its property or assets (including Capital Stock or Debt of any Subsidiary of the Company) now owned or hereafter acquired by it, securing any Debt or other obligation other than the following Liens:

                           (1) Liens existing as of the Issue Date;

                           (2) any Lien arising by reason of (i) any judgment,
decree or order of any court or arbitrator, so long as such judgment, decree or order is being contested in good faith and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired, (ii) taxes not delinquent or which are being contested in good faith, for which adequate reserves (as determined by the Company) have been established, (iii) security for payment of workers' compensation or other insurance, (iv) security for the performance of tenders, contracts (other than contracts for the payment of borrowed money) or leases in the ordinary course of business, (v) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds entered into in the ordinary course of business, (vi) operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees, suppliers or similar Persons, incurred in the ordinary course of business for sums which are not delinquent for a period of more than 30 days or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof, (vii) security for surety, appeal, reclamation, performance or other similar bonds and
(viii) security for Hedging Obligations;

                           (3) Liens to secure the payment of all or a part of
the purchase price of, or Capital Lease Obligations with respect to, assets (including Capital Stock) or property or business acquired or constructed after the Issue Date; provided, however, that (i) the Debt secured by such Liens shall have otherwise been permitted to be Issued under this Indenture and (ii) such Liens shall not encumber any other assets or property of the Company or any of its Subsidiaries and shall attach to such assets or property within 180 days of the completion of construction or acquisition of such assets or property;

                           (4) Liens on the assets or property of a Subsidiary
of the Company existing at the time such Subsidiary became a Subsidiary of the Company and not incurred as a result of (or in connection with or in anticipation of) such Subsidiary becoming a Subsidiary of the Company; provided, however, that such Liens do not extend to or cover any other property or assets of the Company or any of its Subsidiaries;

                           (5) Liens on any assets, including Collateral, of the
Company or any Subsidiary of the Company securing (i) obligations in respect of any Debt permitted by Section 4.03(b)(1) and (ii) obligations in respect of Debt, in an aggregate principal amount not to exceed $30 million at any time outstanding, permitted by Section 4.03(b)(12);

                           (6) leases and subleases of real property by the
Company and its Subsidiaries (in any such case, as lessor) which do not interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries, and which are made on customary and usual terms applicable to similar properties;

                           (7) Liens securing Debt which is Issued to Refinance
Debt which has been secured by a Lien permitted under this Indenture and is permitted to be Refinanced under this Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Debt so Refinanced, other than as otherwise permitted by this Sections 4.04;

                           (8) easements, reservations, licenses, rights-of-way,
zoning restrictions and covenants, conditions and restrictions and other similar encumbrances or title defects which, in the aggregate, do not materially detract from the use of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                           (9) Liens on assets of a Non-Recourse Subsidiary;

                           (10) Liens on assets located outside the United
States and Canada to secure Debt Issued by Foreign Subsidiaries permitted by Sections 4.03(b) and 4.03(c);

                           (11) Liens in favor of the United States of America
for amounts paid by the Company or any of its Subsidiaries as progress payments under government contracts entered into by them;

                           (12) other Liens incidental to the conduct of the
business of the Company and its Subsidiaries or the ownership of any of their assets not incurred in connection with Debt, which Liens do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries; and

                           (13) Liens granted in the ordinary course of business
of the Company or any of its Subsidiaries in favor of issuers of documentary or trade letters of credit for the account of the Company or such Subsidiary or bankers' acceptances, which Liens secure the reimbursement obligations of the Company or such Subsidiary on account of such letters of credit or bankers' acceptances; provided that each such Lien is limited to (i) the assets acquired or shipped with the support of such letter of credit or bankers' acceptances and
(ii) any assets of the Company or such Subsidiary which are in the care, custody or control of such issuer in the ordinary course of business.

                  (b) Notwithstanding Section 4.04(a) above, the Company shall not, and shall not permit any Subsidiary of the Company to, create or suffer to exist any Lien upon any of the Collateral (including Collateral consisting of Capital Stock or Debt of any Subsidiary of the Company) now owned or hereafter acquired by it (i) securing any Public Debt unless the holders of such Public Debt share in the distribution of proceeds from the foreclosure on Collateral either (x) on an equal and ratable basis with the holders of the Primary First Lien Obligations (and any other obligations that share on an equal and ratable basis with the Primary First Lien Obligations) or (y) on an equal and ratable basis with the Holders of the Securities (and any other obligations that share on an equal and ratable basis with the Holders of the Securities) or (ii) securing any Debt or other obligations (other than Public Debt) unless the holders thereof share in the distribution of proceeds from the foreclosure on Collateral on an equal or any greater basis with the Holders of the Securities or on any basis with the holders of the Primary First Lien Obligations or any other obligations that share in such proceeds. Liens permitted by Section 4.04(a) above and which comply with the requirements of this Section 4.04(b) are referred to collectively as "Permitted Liens."

                  SECTION 4.05. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Subsidiary of the Company, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) or to the holders of its Capital Stock (except dividends or distributions payable solely in its Non-Convertible Capital Stock or in options, warrants or other rights to purchase its Non-Convertible Capital Stock and except dividends or distributions payable to the Company or a Subsidiary of the Company and, if a Subsidiary of the Company is not wholly owned, to its other equity holders to the extent they are not Affiliates of the Company), (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case within one year of the date of acquisition) or (iv) make any Investment in (A) an Affiliate of the Company other than a Subsidiary of the Company and other than an Affiliate of the Company which will become a Subsidiary of the Company as a result of any such Investment, or (B) a Non-Recourse Subsidiary (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Subsidiary makes such Restricted Payment (the amount of any such Restricted Payment, if other than in cash, as determined in good faith by the Board of Directors, the determination of which shall be evidenced by a resolution of the Board of Directors):

                  (1) a Default shall have occurred and be continuing (or would result therefrom); or

                  (2) the Company is not able to incur $1.00 of additional Debt in accordance with the provisions of Section 4.03(a); or

                  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments after the Issue Date would exceed the sum of:

                           (a) 50% of the Consolidated Net Income of the Company
                  accrued during the period (treated as one accounting period) from October 1, 2001, to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

                           (b) the aggregate Net Cash Proceeds received by the
                  Company from the Issue or sale of its Capital Stock (other than Redeemable Stock or Exchangeable Stock) subsequent to the Issue Date (other than an Issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any Subsidiary for the benefit of their employees);

                           (c) the aggregate Net Cash Proceeds received by the
                  Company from the Issue or sale of its Capital Stock (other than Redeemable Stock or Exchangeable Stock) to an employee stock ownership plan subsequent to the Issue Date; provided, however, that if such employee stock ownership plan incurs any Debt, such aggregate amount shall be limited to an amount equal to any increase in the Consolidated Net Worth of the Company resulting from principal repayments made by such employee stock ownership plan with respect to Debt incurred by it to finance the purchase of such Capital Stock;

                           (d) the amount by which Debt of the Company is
                  reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Issue Date of any Debt of the Company convertible or exchangeable for Capital Stock (other than Redeemable Stock or Exchangeable Stock) of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange);

                           (e) the aggregate net cash proceeds received by the
                  Company subsequent to the Issue Date as capital contributions (which shall not be deemed to include any net cash proceeds received in connection with (i) the issuance of any Permitted Affiliate Debt and (ii) any contribution designated at the time it is made as a restricted contribution (a "Restricted Contribution"); and

                           (f) to the extent that an Investment made by the
                  Company or a Subsidiary subsequent to the Issue Date has theretofore been included in the calculation of the amount of Restricted Payments, the aggregate cash repayments to the Company or a Subsidiary of such Investment to the extent not included in Consolidated Net Income of the Company.

                  Notwithstanding the foregoing, the Company may take actions to make a Restricted Payment in anticipation of the occurrence of any of the events described in this Section 4.05(a) or Section 4.05(b); provided, however, that the making of such Restricted Payment shall be conditional upon the occurrence of such event.

                  (b) Section 4.05(a) shall not prohibit the following:

                           (i) any purchase, repurchase, redemption, defeasance
or other acquisition or retirement for value of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent Issue or sale of, Capital Stock of the Company (other than Redeemable Stock or Exchangeable Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan) or of a cash capital contribution to the Company; provided, however, that (A) such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments and
(B) the Net Cash Proceeds from such sale shall be excluded from Section 4.05(a)(3)(b) and Section 4.05(a)(3)(c);

                           (ii) any purchase, repurchase, redemption, defeasance
or other acquisition or retirement for value of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated

Obligations; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

                           (iii) any purchase, repurchase, redemption,
defeasance or other acquisition or retirement for value of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.07; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

                           (iv) dividends paid within 60 days after the date of
declaration thereof, or Restricted Payments made within 60 days after the making of a binding commitment in respect thereof, if at such date of declaration or commitment such dividend or other Restricted Payment would have complied with
Section 4.05(a); provided, however, that at the time of payment of such dividend or the making of such other Restricted Payment, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend or other Restricted Payment shall be included in the calculation of the amount of Restricted Payments;

                           (v) dividends in an aggregate amount per annum not to
exceed 6% of the aggregate Net Cash Proceeds received by the Company in connection with all Public Equity Offerings occurring after the Issue Date; provided, however, that such amount shall be included in the calculation of the amount of Restricted Payments;

                           (vi) so long as no Default has occurred and is
continuing or would result from such transaction, (x) amounts paid or property transferred pursuant to the Permitted Transactions and (y) dividends, distributions, redemptions of Capital Stock and other Restricted Payments in an aggregate amount not to exceed the sum of all Restricted Contributions; provided, however, that in the case of clause (y), such dividends or distributions, redemptions of Capital Stock and other Restricted Payments are not prohibited by the Credit Agreement or any Refinancing thereof (whether pursuant to its terms or as a result of waiver, amendment, termination or otherwise); provided further, however, that such amounts paid, property transferred, dividends, distributions, redemptions and Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

                           (vii) so long as no Default has occurred and is
continuing or would result from such transaction, Restricted Payments in an aggregate amount not to exceed the sum of (x) $30 million and (y) $5 million per annum from the Issue Date (net of any applicable cash exercise price actually received by the Company) made from time to time to finance the purchase by the Company or the Parent of its common stock (for not more than fair market value) in connection with the delivery of such common stock to grantees under any stock option plan of the Company or the Parent upon the exercise by such grantees of stock options or stock appreciation rights settled with common stock or upon the grant of shares of restricted common stock pursuant thereto; provided, however, that (A) amounts available pursuant to this clause (vii) to be utilized for Restricted Payments during any such year may be carried forward and utilized in any succeeding year, (B) no Restricted Payments shall be permitted pursuant to this clause unless, at the time of such purchase, the issuance by the Company or the Parent of new shares of common stock to such optionee would cause more than 19.9% of the total voting power or more than 19.9% of the total value of the stock of the Company or Parent to be held by Persons other than members of the Mafco Consolidated Group (the term "stock" for purposes of this clause shall have the same meaning as such term has for purposes of Section 1504 of the Code) and (C) no Restricted Payments shall be permitted pursuant to this clause if, at the time of and after giving effect to such Restricted Payment, the aggregate number of shares of common stock of Parent purchased by the Company or the Parent pursuant to this clause would exceed 2.5% of the total number of shares of common stock of the Parent outstanding at the time of such Restricted Payment; provided further, however, that such amounts shall be excluded in the calculation of the amount of Restricted Payments;

                           (viii) any purchase, repurchase, redemption,
defeasance or other acquisition by any Non-Recourse Subsidiary of Non-Recourse Debt of such Non-Recourse Subsidiary; provided, however, that the amount of such purchase, repurchase, redemption, defeasance or other acquisition shall be excluded in the calculation of the amount of Restricted Payments;

                           (ix) any purchase of Existing Senior Subordinated
Securities pursuant to the "Change of Control" provisions thereof and any purchase of any other Subordinated Obligations pursuant to an option given to a holder of such Subordinated Obligation pursuant to a "Change of Control" covenant which is no more favorable to the holders of such Subordinated Obligations than the provisions of this Indenture relating to a Change of Control are to Holders as determined in good faith by the Board of Directors of the Company, the determination of which shall be evidenced by a resolution adopted by such Board of Directors; provided, however, that no such purchase shall be permitted prior to the time when the Company shall have purchased all Securities tendered for purchase by Holders electing to have their Securities purchased pursuant to Section 4.09; provided further, however, that such purchases shall be excluded from the calculation of Restricted Payments;

                           (x) so long as no Default shall have occurred and be
continuing, amounts paid to Parent, to the extent necessary to enable Parent to pay actual expenses, other than those paid to Affiliates of the Company, incidental to being a publicly reporting, but non-operating, company; provided, however, that such amounts paid shall be excluded in the calculation of the amount of Restricted Payments; or

                           (xi) any loan to a Permitted Affiliate entered into
in the ordinary course of business; provided, however, that such Permitted Affiliate holds, directly or indirectly, no more than 10% of the outstanding Capital Stock of the Company.

                  SECTION 4.06. Limitation on Restrictions on Distributions from Subsidiaries. The Company shall not, and shall not permit any Subsidiary of the Company to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Company to (i) pay dividends or make any other distributions on its Capital Stock or pay any Debt owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except:

                  (1) any encumbrance or restriction in effect at or entered into on the Issue Date, including pursuant to the Credit Agreement, any agreement entered into pursuant thereto or any other agreement;

                  (2) any encumbrance or restriction with respect to a Subsidiary of the Company pursuant to an agreement relating to any Debt Issued by such Subsidiary on or prior to the date on which such Subsidiary was acquired by the Company (other than Debt Issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary of the Company or was acquired by the Company) and outstanding on such date;

                  (3) any encumbrance or restriction pursuant to an agreement effecting an Issuance of Bank Debt or a Refinancing of any other Debt Issued pursuant to an agreement referred to in clause (1) or (2) above or this clause
(3) or contained in any amendment to an agreement referred to in clause (1) or
(2) above or this clause (3); provided, however, that any such encumbrance or restriction with respect to any Subsidiary is no less favorable to the Securityholders than the least favorable of the encumbrances and restrictions with respect to such Subsidiary contained in the agreements referred to in clause (1) or (2) above, as determined in good faith by the Board of Directors of the Company, the determination of which shall be evidenced by a resolution of such Board of Directors;

                  (4) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease;

                  (5) in the case of clause (iii) above, restrictions contained in security agreements securing Debt of a Subsidiary (other than security agreements securing Debt of a Subsidiary Issued in connection with any agreement referred to in clause (1), (2) or (3) above) and restrictions contained in agreements relating to a disposition of property of a Subsidiary, to the extent such restrictions restrict the transfer of the property subject to such agreements;

                  (6) any encumbrance or restriction binding on a Foreign Subsidiary contained in an agreement pursuant to which such Foreign Subsidiary has Issued Debt consisting of working capital borrowings; and

                  (7) any encumbrance or restriction relating to a Non-Recourse Subsidiary.

                  SECTION 4.07. Limitation on Sales of Assets and Subsidiary Stock.

                  (a) The Company shall not, and shall not permit any Subsidiary of the Company (other than a Non-Recourse Subsidiary) to, make any Asset Disposition unless

                           (i) the Company or such Subsidiary receives
consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors of the Company, the determination of which shall be conclusive and evidenced by a resolution of the Board of Directors of the Company (including as to the value of all noncash consideration), of the Capital Stock and assets subject to such Asset Disposition;

                           (ii) at least 75% of the consideration consists of
cash, cash equivalents, readily marketable securities which the Company intends, in good faith, to liquidate promptly after such Asset Disposition or the assumption of liabilities (including, in the case of the sale of the Capital Stock of a Subsidiary of the Company, liabilities of the Company or such Subsidiary); and

                           (iii) an amount equal to 100% of the Net Available
Cash from such Asset Disposition is applied by the Company (or such Subsidiary, as the case may be):

                                    (A) first, to the extent the Company is so
                           required by the terms of any Applicable Debt, to prepay, repay or purchase such Applicable Debt (in each case other than Debt owed to the Company or an Affiliate of the Company) in accordance with the terms of such Debt;

                                    (B) second, to the extent of the balance of
                           such Net Available Cash after application in accordance with clause (A), at the Company's election, to either (1) the optional prepayment, repayment or repurchase of Applicable Debt (in each case other than Debt owed to the Company or an Affiliate of the Company) which the Company is not required by the terms thereof to prepay, repay or repurchase (whether or not the related loan commitment is permanently reduced in connection therewith), or (2) the investment by the Company or any Wholly Owned Recourse Subsidiary (or, additionally in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Recourse Subsidiary, the investment by such Subsidiary) in assets to replace the assets that were the subject of such Asset Disposition or in assets that (as determined by the Board of Directors of the Company, the determination of which shall be conclusive and evidenced by a resolution of such Board of Directors) will be used in the businesses of the Company and its Wholly Owned Recourse Subsidiaries (or, additionally in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Recourse Subsidiary, the businesses of such Subsidiary) existing on the Issue Date or in businesses reasonably related thereto (provided, that if the assets that were the subject of such Asset Disposition constituted Collateral, then such replacement or other assets shall be pledged at the time of their acquisition to the Collateral Agent as Collateral, subject to Permitted Liens and the Collateral Agency Agreement), in all cases, within the later of one year from the date of such Asset Disposition or the receipt of such Net Available Cash; and

                                    (C) third, to the extent of the balance of
                           such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to purchase Securities and other Applicable Pari Passu Debt designated by the Company pursuant to and subject to the conditions of Section 4.07(b);

provided, however, that in connection with an offer pursuant to clause (C) above, if the principal amount and premium of such Securities and such Applicable Pari Passu Debt, together with accrued and unpaid interest tendered for acceptance pursuant to such offer exceeds the balance of Net Available Cash, then the Company will accept for purchase the Securities and such Applicable Pari Passu Debt of each such tendering holder on a pro rata basis in accordance with the principal amount so tendered.

                  Notwithstanding the foregoing provisions of this Section 4.07(a), the Company and the Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.07(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this Section 4.07(a) exceed $10 million. Pending application of Net Available Cash pursuant to this Section 4.07(a), such Net Available Cash shall be (i) invested in Temporary Cash Investments (which, if the assets that were the subject of such Asset Disposition constituted Collateral, then such Temporary Cash Investments shall be pledged to the Collateral Agent as Collateral, subject to Permitted Liens and the Collateral Agency Agreement, pending such application) or (ii) used to make an optional prepayment under any revolving credit facility constituting Applicable Debt, whether or not the related loan commitment is permanently reduced in connection therewith.

                  (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 4.07(a)(iii)(C), the Company will be required to purchase Securities and other Applicable Pari Passu Debt designated by the Company tendered pursuant to an offer by the Company for the Securities and such Applicable Pari Passu Debt (the "Offer") at a purchase price of 100% of their principal amount, without premium, plus accrued interest to the Purchase Date (or in respect of other Applicable Pari Passu Debt such lesser price, if any, as may be provided for by the terms of such Applicable Pari Passu Debt) in accordance with the procedures (including prorationing in the event of oversubscription) set forth in Section 4.07(c), provided, that the procedures for making an offer to holders of other Applicable Pari Passu Debt will be as provided for by the terms of such Applicable Pari Passu Debt. If (x) the aggregate purchase price of Securities and other Applicable Pari Passu Debt tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities and Applicable Pari Passu Debt, (y) the Company shall not be obligated to make an offer pursuant to the last sentence of this paragraph, or (z) the Company shall be unable to purchase Securities from Holders thereof in an Offer because of the provisions of applicable law or of the Company's or its Subsidiaries' loan agreements, indentures or other contracts governing Debt or Debt of Subsidiaries (in which case the Company need not make an Offer) the Company shall apply the remaining Net Available Cash to (i) invest in assets to replace the assets that were the subject of the Asset Disposition or in assets that (as determined by the Board of Directors of the Company, the determination of which shall be conclusive and evidenced by a resolution of such Board of Directors) will be used in the businesses of the Company and its Wholly Owned Recourse Subsidiaries (or, additionally in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Recourse Subsidiary, the business of such Subsidiary) existing on the Issue Date or in businesses reasonably related thereto or (ii) in the case of clause (x) or (y) above, prepay, repay or repurchase any Debt of the Company or Debt of a Wholly Owned Recourse Subsidiary or, additionally in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Recourse Subsidiary, Debt of such Subsidiary (in each case other than Debt owed to the Company or an Affiliate of the Company), whether or not the related loan commitment is permanently reduced in connection therewith. The Company shall not be required to make an Offer for Securities and other Applicable Pari Passu Debt pursuant to this Section if the Net Available Cash available therefor (after application of the proceeds as provided in clause (A) and clause (B) of Section 4.07(a)(iii)) are less than $10 million for any particular Asset Disposition (which lesser amounts shall, except with respect to Asset Dispositions involving Collateral, not be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

                  (c) (1) Promptly, and in any event within five days after the last date by which the Company must have applied Net Available Cash pursuant to
Section 4.07(a)(iii)(B), the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of Principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), and (ii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (2) below.

                  (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Company shall deliver to the

Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.07(a). On such date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in immediately available funds an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. The amount so deposited, at the option of, and pursuant to the specific written direction of, the Company, may be invested in Temporary Cash Investments the maturity date of which is not later than the Purchase Date. The Company shall be entitled to any interest or dividends accrued, earned or paid on such Temporary Cash Investments. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities and other Applicable Pari Passu Debt delivered by the Company to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Company promptly after the expiration of the Offer Period.

                  (3) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least ten Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the Principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate Principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be Issued new Securities equal in Principal amount to the unpurchased portion of the Securities surrendered.

                  (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company will also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

         (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                  SECTION 4.08. Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any of its Subsidiaries (other than a Non-Recourse Subsidiary) to, conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company or any legal or beneficial owner of 10% or more of the voting power of the Voting Stock of the Company or with an Affiliate of any such owner unless:

                           (i) the terms of such business, transaction or series
of transactions are (A) set forth in writing and (B) at least as favorable to the Company or such Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arm's-length dealings with an unrelated third Person and

                           (ii) to the extent that such business, transaction or
series of transactions (other than Debt Issued by the Company which is permitted by Section 4.03) is known by the Board of Directors of the Company to involve an Affiliate of the Company or a legal or beneficial owner of 10% or more of the voting power of the Voting Stock of the Company or an Affiliate of such owner, then

                                    (A) with respect to a transaction or series
                           of related transactions, other than any purchase or sale of inventory in the ordinary course of business (an "Inventory Transaction"), involving aggregate payments or other consideration in excess of $5.0 million, such transaction or series of related transactions has been approved (and the value of any noncash consideration has been determined) by a majority of those members of the Board of Directors of the Company having no personal stake in such business, transaction or series of transactions and

                                    (B) with respect to a transaction or series
                           of related transactions, other than any Inventory Transaction, involving aggregate payments or other consideration in excess of $20.0 million (with the value of any noncash consideration being determined by a majority of those members of the Board of Directors of the Company having no personal stake in such business, transaction or series of transactions), such transaction or series of related transactions has been determined, in the written opinion of a nationally recognized, investment banking firm to be fair, from a financial point of view, to the Company or such Subsidiary, as the case may be.

                  (b) The provisions of Section 4.08(a) shall not prohibit:

                           (i) any Restricted Payment permitted to be paid
pursuant to Section 4.05;

                           (ii) any transaction between the Company and any of
its Subsidiaries; provided, however, that no portion of any minority interest in any such Subsidiary is owned by (x) any Affiliate (other than the Company, a Wholly Owned Recourse Subsidiary of the Company, a Permitted Affiliate or an Unrestricted Affiliate) of the Company or (y) any legal or beneficial owner of 10% or more of the voting power of the Voting Stock of the Company or any Affiliate of such owner (other than the Company, any Wholly Owned Recourse Subsidiary of the Company or an Unrestricted Affiliate);

                           (iii) any transaction between Subsidiaries of the
Company; provided, however, that no portion of any minority interest in any such Subsidiary is owned by (x) any Affiliate (other than the Company, a Wholly Owned Recourse Subsidiary of the Company, a Permitted Affiliate or an Unrestricted Affiliate) of the Company or (y) any legal or beneficial owner of 10% or more of the voting power of the Voting Stock of the Company or any Affiliate of such owner (other than the Company, any Wholly Owned Recourse Subsidiary of the Company or an Unrestricted Affiliate);

                           (iv) any transaction between the Company or a
Subsidiary of the Company and its own employee stock ownership plan;

                           (v) any transaction with an officer or director of
the Company, of Parent or of any Subsidiary of the Company entered into in the ordinary course of business (including compensation or employee benefit arrangements with any such officer or director); provided, however, that such officer holds, directly or indirectly, no more than 10% of the outstanding Capital Stock of the Company;

                           (vi) any business or transaction with an Unrestricted
Affiliate;

                           (vii) any transaction which is a Permitted
Transaction; and

                           (viii) any transaction pursuant to which Mafco
Holdings will provide to the Company and its Subsidiaries at their request and at the cost to Mafco Holdings with certain allocated services to be purchased from third party providers, such as legal and accounting services, insurance coverage and other services.

                  SECTION 4.09. Change of Control.

         (a) Upon a Change of Control, each Holder shall have the right to require that the Company repurchase all or any part of such Holder's Securities at a repurchase price in cash equal to their Put Amount as of the date of repurchase plus accrued and unpaid interest to the date of repurchase, in accordance with the terms contemplated in Section 4.09(b). Prior to the mailing of the notice to Holders provided for in Section 4.09(b) but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all Bank Debt or to offer to repay in full all Bank Debt and to repay the Bank Debt of each lender who has accepted such offer or

(ii) obtain the requisite consent under the Bank Debt to permit the repurchase of the Securities as provided for in Section 4.09(b). The Company shall first comply with the covenant in the preceding sentence before it shall be required to purchase Securities pursuant to this Section 4.09.

                  (b) Within 45 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

                           (1) that a Change of Control has occurred and that
such Holder has the right to require the Company to repurchase all or any part of such Holder's Securities at a repurchase price in cash equal to their Put Amount as of the date of repurchase plus accrued and unpaid interest to the date of repurchase;

                           (2) the circumstances and relevant facts regarding
such Change of Control;

                           (3) the repurchase date (which shall be no earlier
than 30 days nor later than 60 days from the date such notice is mailed); and

                           (4) the instructions determined by the Company,
consistent with this Section, that a Holder must follow in order to have its Securities purchased.

                  (c) Holders electing to have a Security repurchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least 10 Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the Principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security repurchased.

                  (d) On the repurchase date, all Securities repurchased by the Company under this Section shall be delivered to the Trustee for cancellation, and the Company shall pay the repurchase price plus accrued and unpaid interest to the Holders entitled thereto. Upon surrender of a Security that is repurchased under this Section in part, the Company shall execute and the Trustee shall authenticate for the Holder thereof (at the Company's expense) a new Security having a Principal amount equal to the Principal amount of the Security surrendered less the portion of the Principal amount of the Security repurchased.

                  (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                  SECTION 4.10. Additional Guarantees; Releases of Guarantors.

                  (a) From and after the Issue Date, if any Subsidiary of the Parent Guarantor, whether existing on the Issue Date or thereafter formed or acquired, becomes an obligor in respect of Debt or other obligations that at the time constitutes Primary First Lien Obligations (except a Foreign Subsidiary that becomes an obligor solely in respect of Debt or other obligations of itself or another Foreign Subsidiary), and such Subsidiary is not at the time a Guarantor, then the Company shall cause such Subsidiary to execute and deliver to the Trustee a supplemental indenture, substantially in the form of Exhibit C (a "Subsidiary Supplemental Indenture"), pursuant to which such Subsidiary shall provide an Indenture Guarantee as set forth in Article X.

                  (b) Notwithstanding the foregoing, any Subsidiary Guarantee provided under this Indenture, including pursuant to Section 4.10(a) above, shall be released,

                           (1) without any action required on the part of the
Trustee or any Holder, if all of the Capital Stock or all or substantially all of the assets of such Subsidiary is sold or otherwise disposed of to a Person other than the Company or a Subsidiary of the Company and the Company otherwise complies, to the extent applicable, with the provisions under Section 4.07;

                           (2) upon request of the Company without consent
unless, within 20 Business Days after written notice of the proposed release of such Subsidiary Guarantee is mailed to the Trustee and the Holders, Holders of 25% of the outstanding Principal amount of Securities deliver to the Company a written objection to such release;

                           (3) with the written consent of Holders of 66 2/3% of
the Principal amount of the Securities then outstanding; or

                           (4) upon request of the Company without consent if
the fair market value of the assets of the related Subsidiary Guarantor (as determined in good faith by the Board of Directors of the Company), together with the fair market value of the assets of other Subsidiary Guarantors whose Subsidiary Guarantee was released in the same calendar year, do not exceed $5,000,000 (subject to a cumulative carryover for amounts not used in any prior calendar year).

At the request of the Company, the Trustee shall execute and deliver an instrument evidencing such release.

                  SECTION 4.11. Amendment to Security Documents. The Company shall not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any way that would be adverse to the Holders in any material respect except in the following circumstances:

                  (a) in accordance with the provisions of Section 10.3 of the Collateral Agency Agreement or Article IX of this Indenture; or

                  (b) upon request of the Company without consent unless, within 20 Business Days after notice of a proposed amendment, modification, supplement or waiver is mailed to the Trustee and the Holders, 25% in interest of the Holders delivers to the Company a written objection thereto; or

                  (c) to effectuate a release of Collateral permitted by Article XI or a release of a Subsidiary Guarantee permitted under Section 4.10; or

                  (d) with the written consent of Holders of a majority of the Principal amount of the Securities then outstanding.

                  SECTION 4.12. Additional Security Documents. From and after the date the Security Documents are executed and delivered, if the Parent Guarantor or any Subsidiary of the Parent Guarantor executes and delivers in respect of any property of such Person any mortgages, deeds of trust, security agreements, pledge agreements or similar instruments to secure Debt or other obligations that at the time constitute Primary First Lien Obligations (except a Foreign Subsidiary that does so solely in respect of Debt or other obligations of itself or another Foreign Subsidiary), then the Company will, or will cause such Person to, execute and deliver substantially identical mortgages, deeds of trust, security agreements, pledge agreements or similar instruments in order to vest in the Collateral Agent a perfected security interest, subject only to Permitted Liens and the Collateral Agency Agreement, in such property for the benefit of the Collateral Agent on behalf of the Holders, among others, and thereupon all provisions of this Indenture and the Collateral Agency Agreement relating to Collateral shall be deemed to relate to such property to the same extent and with the same force and effect.

                  SECTION 4.13. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default by the Company and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA ss. 314(a)(4). The Trustee shall have no responsibility or obligation to monitor the Company's compliance with its obligations set forth in Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11 or 4.12.

                  SECTION 4.14. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                   ARTICLE V

                                Successor Company

                  SECTION 5.01. When Company May Merge or Transfer Assets. (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

                           (i) the resulting, surviving or transferee Person (if
not the Company) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such Person shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

                           (ii) immediately after giving effect to such
transaction (and treating any Debt which becomes an obligation of the resulting, surviving or transferee Person or any of its Subsidiaries as a result of such transaction as having been Issued by such Person or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                           (iii) immediately after giving effect to such
transaction, the resulting, surviving or transferee Person would be able to incur at least $1.00 of Debt pursuant to Section 4.03(a);

                           (iv) immediately after giving effect to such
transaction, the resulting, surviving or transferee Person shall have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

                           (v) the Company shall have delivered to the Trustee
an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

provided, that this Section 5.01 shall not prohibit a Wholly Owned Recourse Subsidiary from consolidating with or merging with or into, or conveying, transferring or leasing all or substantially all its assets to, the Company.

                  (b) The resulting, surviving or transferee Person shall be the successor Company and shall succeed to, and be substituted for, and may exercise every right and power of, the predecessor Company under this Indenture, and thereafter, except in the case of a lease, the predecessor Company shall be discharged from all obligations and covenants under the Indenture and the Securities.

                  (c) Unless the Indenture Guarantee of a Guarantor is being released as permitted by Section 4.10(b) in connection with a merger, conveyance, transfer or lease, the Company will not permit such Guarantor to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Person (other than the Company or a Subsidiary Guarantor) unless:

                  (i) the resulting, surviving or transferee Person (if not such Guarantor) is organized and existing under the laws of the jurisdiction under which such Guarantor was organized or under the laws of the United States of America, any State thereof or the District of Columbia and such Person expressly assumes by a supplemental guarantee agreement, executed and delivered to the Trustee, all the obligations of such Guarantor under its Indenture Guarantee;

                  (ii) immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the resulting, surviving or transferee Person or any of its Subsidiaries as a result of such transaction as having been issued by such Person or such Subsidiary at the time of the transaction), no Default has occurred and is continuing; and

                  (iii) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental guarantee agreement (if any) comply with this Indenture.

                                   ARTICLE VI

                              Defaults and Remedies

                  SECTION 6.01. Events of Default. An "Event of Default" occurs if:

                           (1) the Company defaults in any payment of interest
on any Security when the same becomes due and payable and such default continues for a period of 30 days;

                           (2) the Company (i) defaults in the payment of the
Principal of any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise or (ii) fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities;

                           (3) the Company fails to comply with Section 5.01;

                           (4) the Company fails to comply with Section 4.02,
4.03, 4.04, 4.05, 4.06, 4.07 (other than a failure to purchase Securities), 4.08, 4.09 (other than a failure to purchase Securities), 4.10, 4.11 or 4.12 and such failure continues for 30 days after the notice specified below;

                           (5) the Company fails to comply with any of the other
agreements applicable to it in the Securities or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

                           (6) Debt of the Parent Guarantor, the Company or any
Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default, the total principal amount of the portion of such Debt that is unpaid or accelerated exceeds $25 million or its foreign currency equivalent and such default continues for 10 days after the notice specified below;

                           (7) the Parent Guarantor, the Company or any
Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                                    (A) commences a voluntary case;

                                    (B) consents to the entry of an order for
                           relief against it in an involuntary case;

                                    (C) consents to the appointment of a
                           Custodian of it or for any substantial part of its property; or

                                    (D) makes a general assignment for the
                           benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency;

                           (8) a court of competent jurisdiction enters an order
or decree under any Bankruptcy Law that:

                                    (A) is for relief against the Parent
                           Guarantor, the Company or any Significant Subsidiary in an involuntary case;

                                    (B) appoints a Custodian of the Parent
                           Guarantor, the Company or any Significant Subsidiary or for any substantial part of its property; or

                                    (C) orders the winding up or liquidation of
                           the Parent Guarantor, the Company or any Significant Subsidiary;

                  or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

                           (9) any judgment or decree for the payment of money
in excess of $25 million or its foreign currency equivalent is entered against the Parent Guarantor, the Company or any Significant Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed and, in the case of (B), such default continues for 10 days after the notice specified below;

                           (10) the Liens created by the Security Documents
shall at any time not constitute a valid and perfected Lien on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Collateral Agent, free and clear of all other Liens (other than Permitted Liens), or, except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of this Indenture, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, if in either case, such default continues for 10 days after the notice specified below or the enforceability thereof shall be contested by the Company or any Guarantor; or

                           (11) an Indenture Guarantee ceases to be in full
force and effect (other than in accordance with the terms of this Indenture) and such default continues for 10 days after the notice specified below or a Guarantor denies or disaffirms its obligations under its Indenture Guarantee.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (4), (5), (6), (9)(B), (10) and (11) is not an Event of Default until the Trustee or the Holders of at least 25% in Principal amount of the Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such Notice. Such Notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (4), (5), (6), (9)(B), (10) or (11), its status and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in Principal amount of the Securities by notice to the Company and the Trustee, may declare the Principal of and accrued interest on all the Securities to be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs, the Principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in Principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of Principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of Principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in Principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the Principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.05. Control by Majority. The Holders of a majority in Principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee under this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.

                  SECTION 6.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                           (1) the Holder gives to the Trustee written notice
stating that an Event of Default is continuing;

                           (2) the Holders of at least 25% in Principal amount
of the Securities make a written request to the Trustee to pursue the remedy;

                           (3) such Holder or Holders offer to the Trustee
reasonable security or indemnity against any loss, liability or expense which might be incurred in compliance with such request or direction;

                           (4) the Trustee does not comply with the request
within 60 days after receipt of the request and the offer of security or indemnity; and

                           (5) the Holders of a majority in Principal amount of
the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                  SECTION 6.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of Principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of interest or Principal specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of Principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

                  SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                  SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07;

                  SECOND: to Securityholders for amounts due and unpaid on the Securities for Principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for Principal and interest, respectively; and

                  THIRD: to the Company.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                  SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in Principal amount of the Securities.

                  SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VII

                                     Trustee

                  SECTION 7.01. Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of such man's own affairs.

                  (b) Except during the continuance of an Event of Default:

                           (1) the Trustee undertakes to perform such duties and
only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (2) in the absence of bad faith on its part, the
Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such opinions or certificates which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                           (1) this paragraph does not limit the effect of
paragraph (b) of this Section;

                           (2) the Trustee shall not be liable for any error of
judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (3) the Trustee shall not be liable with respect to
any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (h) Every provision of this Indenture relating in any way to the Trustee or its conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of each paragraph of this Section and Section 7.02 (unless expressly not applicable) to the provisions of the TIA.

                  SECTION 7.02. Rights of Trustee.

                  (a) The Trustee may rely on and shall be protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel. Whenever the Trustee is (i) unable to decide between alternative courses of action under this Indenture,
(ii) unsure about the application of any provision of this Indenture or (iii) if this Indenture permits any determination by the Trustee or is silent or is incomplete about the course of action that the Trustee is required to take regarding a particular set of facts, the Trustee may give appropriate notice to the Company requesting an Officers' Certificate or Opinion of Counsel with respect to any such matter and, if the Trustee in good faith relies on such Officers' Certificate or Opinion of Counsel, the Trustee shall not be liable to the Holders or any other Person on account of its action or inaction. If the Trustee has not received appropriate instruction within 10 days of the notice (or within such shorter period as may be necessary under the circumstances), it may, but shall be under no duty to, take or refrain from taking any action not in violation of this Indenture that it deems to be in the best interests of the Holders and shall have no liability to the Holders for its action or inaction.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

                  (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                  SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the Securities or of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document Issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                  SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and the Trustee has actual knowledge thereof, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of Principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security), the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Securityholders.

                  SECTION 7.06. Reports by Trustee to Holders. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. To the extent that any such report shall cover the 12-month period ending each December 31 it shall be transmitted by the next succeeding each July 15. The Trustee also shall comply with TIA ss. 313(b).

                  A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed by the Company with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as shall be agreed to in writing from time to time by the Company and the Trustee for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee, its officers, directors, employees and agents against any and all loss, liability, damage, cost, claim or expense (including attorneys' fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay Principal of and interest on particular Securities.

                  The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in Principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                           (1) the Trustee fails to comply with Section 7.10;

                           (2) the Trustee is adjudged bankrupt or insolvent;

                           (3) a receiver or other public officer takes charge
of the Trustee or its property; or

                           (4) the Trustee otherwise becomes incapable of
acting.

                  If the Trustee resigns, is removed by the Company, is removed by Holders of a majority in Principal amount of the Securities and they do not promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                  If a successor Trustee does not accept appointment or take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in Principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

                  SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

                  SECTION 8.01. Discharge of Liability on Securities;
Defeasance.

                  (a) When (i) the Company delivers to the Trustee all Outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or

(ii) all Outstanding Securities have become due and payable and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity all Outstanding Securities, including interest thereon, if any (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(c) and 8.06, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as to the satisfaction of all conditions to such satisfaction and discharge of this Indenture and at the cost and expense of the Company.

                  (b) Subject to Sections 8.01(c), 8.02 and 8.06, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture and all obligations of the Guarantors under Article X ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 5.01(a)(ii), (iii) and (iv) and
(c)(ii), Article XI and the Guarantors' Obligations under Article X and the operation of Section 6.01(4), 6.01(6), 6.01(7) (with respect to Significant Subsidiaries only), 6.01(8) (with respect to Significant Subsidiaries only), 6.01(9), 6.01(10) and 6.01(11) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option or its covenant defeasance option, all Collateral shall be released, all Security Documents shall terminate and each Guarantor shall be released from all its obligations under its Indenture Guarantee without any action on the part of any Person.

                  If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in 6.01(4), 6.01(6), 6.01(7) (with respect to Significant Subsidiaries only), 6.01(8) (with respect to Significant Subsidiaries only), 6.01(9), 6.01(10) and 6.01(11) or because of the failure of the Company to comply with Section 5.01(a)(ii), (iii) and (iv) or
(c)(ii) or because of a Guarantor's failure to comply with Article X.

                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.04, 8.05 and 8.06
shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

                  SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                  (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of Principal and interest on the Securities to maturity or redemption, as the case may be;

                  (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of Principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay Principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                  (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

                  (4) the deposit does not constitute a default under any other agreement binding on the Company;

                  (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                  (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article VIII have been complied with.

                Notwithstanding the foregoing provisions of this Section, the conditions set forth in the foregoing paragraphs (2), (3), (4), (5), (6) and (7) need not be satisfied so long as, at the time the Company makes the deposit described in paragraph (1), (i) no

Default under Section 6.01(1), 6.01(2), 6.01(7) or 6.01(8) has occurred and is continuing on the date of such deposit and after giving effect thereto and (ii) either (x) a notice of redemption has been mailed pursuant to Section 3.03 providing for redemption of all the Securities not more than 60 days after such mailing and the provisions of Section 3.01 with respect to such redemption shall have been complied with or (y) the Stated Maturity of the Securities will occur within 60 days. If the conditions in the preceding sentence are satisfied, the Company shall be deemed to have exercised its covenant defeasance option.

                  Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

                  SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of Principal of and interest on the Securities.

                  SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of Principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

                  SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the Principal and interest received on such U.S. Government Obligations.

                  SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and the Guarantors' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest on or Principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                                   Amendments

                  SECTION 9.01. Without Consent of Holders. The Company, the Guarantors and the Trustee may amend this Indenture, the Securities, any Indenture Guarantee, the Collateral Agency Agreement, the Escrow Agreement and any Security Document (collectively, the "Indenture Documents") without notice to or consent of any Securityholder:

                           (1) to cure any ambiguity, omission, defect or
inconsistency;

                           (2) to comply with Section 4.10, 4.11 or 4.12 or
Article V or XI;

                           (3) to provide for uncertificated Securities in
addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are Issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                           (4) to add Indenture Guarantees with respect to the
Securities or to secure the Securities;

                           (5) to add to the covenants of the Company for the
benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                           (6) to provide for issuance of the Exchange
Securities and Private Exchange Securities, which will have terms substantially identical in all material respects to the Initial Securities (except that the interest rate and transfer restrictions contained in the Initial Securities will be modified or eliminated as appropriate), and which will be treated, together with any Outstanding Initial Securities, as a single issue of securities;

                           (7) to comply with any requirements of the SEC in
connection with qualifying this Indenture under the TIA or to otherwise comply with the TIA;

                           (8) to make any change that does not adversely affect
the rights of any Securityholder.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.02. With Consent of Holders. The Company, the Guarantors and the Trustee may amend this Indenture, the Securities or any other Indenture Document (without limiting the Company's rights under Section 4.11) without notice to any Securityholder but with the written consent of the Holders of at least a majority in Principal amount of the Outstanding Securities. However, (a) without the consent of each Securityholder affected, an amendment may not:

                           (1) reduce the Principal amount of Securities whose
Holders must consent to an amendment;

                           (2) reduce the rate of or extend the time for payment
of interest on any Security;

                           (3) reduce the Principal of or extend the Stated
Maturity of any Security;

                           (4) reduce the premium payable upon the redemption of
any Security or change the time at which any Security may be redeemed in accordance with Article III;

                           (5) make any Security payable in money other than
that stated in the Security;

                           (6) make any change in Section 6.04 or 6.07 or the
second sentence of this Section; and

                  (b) except pursuant to Section 4.10(b), Section 11.02 or
Article VIII, without the consent of Holders of at least 66 2/3% of the outstanding Principal amount of the Securities, an amendment may not release any Guarantor from its obligation under its Indenture Guarantee, change any Indenture Guarantee in any manner that adversely effects the rights of any Securityholder under such Indenture Guarantee in any material respect or release any Collateral from the Liens of the Security Documents.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.04. Revocation and Effect of Consents and Waivers. Any amendment to any Indenture Document shall become effective in accordance with its terms when executed and delivered by the Company and the Trustee provided that the Company has received the requisite consents prior thereto. The Company shall not be obligated to execute any such amendment regardless of whether such consents have been received. Any waiver shall become effective when the requisite consents have been received or such later time as the Company may elect by notice to the Trustee. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation prior to the time that the Company receives the requisite number of consents to such proposed amendment or waiver. After an amendment or waiver becomes effective, it shall bind every Securityholder. A consent to any amendment or waiver hereunder by any Holder given in connection with a tender of such Holder's Securities shall not be rendered invalid by such tender.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall Issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to Issue a new Security shall not affect the validity of such amendment.

                  SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                  SECTION 9.07. Payment for Consent. Neither the Company, any Affiliate of the Company nor any Subsidiary shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.

                                   ARTICLE X

                                   Guarantees

                  SECTION 10.01. Indenture Guarantees. Subject to the provisions of this Article X, each Guarantor, as primary obligor and not merely as surety, jointly and severally, irrevocably and unconditionally guarantees the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all Obligations of the Company and the Guarantors under the Securities, this Indenture and the other Indenture Documents whether for Principal of or interest (if any) on the Securities, expenses, indemnification or otherwise (all such Obligations guaranteed hereby by such Guarantor being the "Guaranteed Obligations"). The guaranty of any Guarantor under this Article X (including pursuant to any Subsidiary Supplemental Indenture) is herein referred to as this "Indenture Guarantee".

                  Each Guarantor agrees to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this
Article X.

                  Without limiting the generality of the foregoing, this Indenture Guarantee guarantees, jointly and severally, to the extent provided herein, the payment of all amounts which constitute part of the Guaranteed Obligations and would be owed by the Company under this Indenture or the Securities but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

                  SECTION 10.02. Guaranty Absolute. This Indenture Guarantee is irrevocable, absolute, present and unconditional. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Indenture, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Trustee or the Holders with respect thereto. Each Guarantor further agrees that its Indenture Guarantee herein constitutes a guarantee of payment, performance and compliance (and not a guarantee of collection). The obligations of each Guarantor under its Indenture Guarantee herein are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce its Indenture Guarantee, irrespective of whether any action is brought against the Company or any other guarantor or whether the Company or any other guarantor is joined in any such action or actions. The liability of each Guarantor under its Indenture Guarantee herein shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of this Indenture or the Securities with respect to the Company or any agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from this Indenture, including any increase in the

Guaranteed Obligations resulting from the extension of additional credit to the Company or otherwise;

                  (c) the failure to give notice to such Guarantor of the occurrence of a Default under the provisions of this Indenture or the Securities;

                  (d) any taking, exchange, release or nonperfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                  (e) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral or any other assets of the Company;

                  (f) any failure, omission, delay by or inability on the part of the Trustee or the Holders to assert or exercise any right, power or remedy conferred on the Trustee or the Holders in this Indenture or the Securities;

                  (g) any change in the corporate structure, or termination, dissolution, consolidation or merger of the Company or any guarantor (including any other Guarantor) with or into any other entity, the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of the Company or any guarantor (including any other Guarantor), the marshaling of the assets and liabilities of the Company or any guarantor, the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors, or readjustment of, or other similar proceedings affecting the Company or any guarantor (including any other Guarantor), or any of the assets of any of them;

                  (h) the assignment of any right, title or interest of the Trustee or any Holder in this Indenture or the Securities to any other Person; or

                  (i) any other event or circumstance (including any statute of limitations), whether foreseen or unforeseen and whether similar or dissimilar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor (including any other Guarantor), other than payment in full of the Guaranteed Obligations; it being the intent of such Guarantor that its obligations hereunder shall not be discharged except by payment of all amounts owing pursuant to this Indenture or the Securities and except as otherwise provided in Section 4.10(b).

                  This Indenture Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment or performance with respect to any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Trustee, any Holder or any other Person upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment or performance had not been made or occurred. Except as expressly set forth in Sections 4.10(b), 8.01(b) and 10.03, the obligations of each Guarantor under its Indenture Guarantee herein shall not be subject to reduction, termination or other impairment by any set-off, recoupment, counterclaim or defense or for any other reason.

                  SECTION 10.03. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the Guaranteed Obligations Guaranteed by any Guarantor shall not exceed the maximum amount that can be hereby Guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  SECTION 10.04. Waivers. Each Guarantor hereby irrevocably waives, to the extent permitted by applicable law:

                  (a) promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Indenture Guarantee;

                  (b) any requirement that the Trustee, any Holder or any other Person protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral, or obtain any relief pursuant to this Indenture or pursue any other available remedy;

                  (c) all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Indenture or the Securities;

                  (d) any defense arising by reason of any claim or defense based upon an election of remedies by the Trustee or any Holder which in any manner impairs, reduces, releases or otherwise adversely affects its subrogation, contribution or reimbursement rights or other rights to proceed against the Company or any other Person or any collateral; and

                  (e) any duty on the part of the Trustee or any Holder to disclose to such Guarantor any matter, fact or thing relating to the business, operation or condition of the Company and its assets now known or hereafter known by the Trustee or such Holder.

                  SECTION 10.05. Waiver of Subrogation and Contribution. Until this Indenture has been discharged, each Guarantor hereby irrevocably waives any claim or other right which it may now or hereafter acquire against the Company or any guarantor (including any other Guarantor) that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under its Indenture Guarantee herein, including any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Trustee or any Holder against the Company or any guarantor or any collateral which the Trustee or any Holder now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Company, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to such Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee, and the Holders, and shall forthwith be paid to the Trustee for the benefit of the Holders to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waivers set forth in this Section 10.05 are knowingly made in contemplation of such benefits.

                  SECTION 10.06. No Waiver; Cumulative Remedies. No failure on the part of the Trustee or any Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. The Trustee and the Holders shall have all the rights and remedies granted in this Indenture and available at law or in equity, and these same rights and remedies may be pursued separately, successively or concurrently against the Company or any Guarantor, or any collateral.

                  SECTION 10.07. Successors and Assigns. Until its Indenture Guarantee is released pursuant to Section 4.10(b) or 8.01(b), this Article X shall be binding upon each Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                  SECTION 10.08. Severability. Any provision of this Article X which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization, without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

                                   ARTICLE XI

                              Security Arrangements

                  SECTION 11.01. Collateral and Security Documents. (a) To secure the due and punctual payment of the Obligations of the Company and the Guarantors under this Indenture, the Securities and the other Indenture Documents, the Company, the Collateral Agent and the Trustee will enter into the Collateral Agency Agreement, and the Company, the Guarantors and the Collateral Agent will enter into the Security Documents, to create the security interests and related matters referred to therein. The Trustee and the Company hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the benefit of the Holders and the Trustee, among others, pursuant to the terms of the Security Documents and subject to the terms of the Collateral Agency Agreement.

                  (b) Each Holder, by accepting a Security, agrees to all of the terms and provisions of the Security Documents and the Collateral Agency Agreement, and authorizes and directs the Trustee and the Collateral Agent to perform their respective obligations and exercise their respective rights under the Security Documents and the Collateral Agency Agreement in accordance therewith; provided, however, that if any provisions of the Security Documents or the Collateral Agency Agreement limit, qualify or conflict with the duties imposed by the provisions of the TIA, the TIA will control.

                  (c) As more fully set forth in, and subject to the provisions of, the Security Documents and the Collateral Agency Agreement, the Holders, and the Trustee on behalf of such Holders will have rights in and to the Collateral that are subject to the rights that have been or may be created in favor of the holders of other Debt and obligations of the Company and the Guarantors.

                  (d) As among the Holders, the Collateral shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other.

                  (e) With respect to Wilmington Trust Company acting as Collateral Agent, Wilmington Trust Company (i) shall not be deemed to have breached its fiduciary duty as Trustee to the Holders as a result of the performance of its duties as Collateral Agent to the extent it acts in compliance with the Collateral Agency Agreement and (ii) shall not be liable to the Holders for any such action or inaction. The rights and interests created under this Indenture shall be subject to the terms of the Collateral Agency Agreement.

                  SECTION 11.02. Release of Collateral. Collateral may be released from the security interest created by the Security Documents at any time or from time to time, and the Security Documents may be terminated, in accordance with the provisions of the Security Documents and the Collateral Agency Agreement. The release of any Collateral from the terms hereof and of the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, or the termination of the Security Documents, will not be deemed to impair the Lien on the Collateral in contravention of the provisions hereof if and to the extent the Collateral or Liens are released, or the Security Documents are terminated, pursuant to the applicable Security Documents and the Collateral Agency Agreement. The Trustee and each of the Holders acknowledge that a release of Collateral or a Lien strictly in accordance with the terms of the Security Documents and the Collateral Agency Agreement will not be deemed for any purpose to be an impairment of the Lien on the Collateral in contravention of the terms of this Indenture. To the extent applicable, the Company and each obligor on the Securities shall cause ss. 314(d) of the TIA relating to the release of property or securities from the Lien hereof and of the Security Documents to be complied with. Any certificate or opinion required by ss. 314(d) of the TIA may be made by an officer of the Company, except in cases which ss. 314(d) of the TIA requires that such certificate or opinion be made by an independent person.

                  SECTION 11.03. Opinions as to Recording. The Company shall deliver to the Trustee:

                           (i) promptly after the issuance of the Exchange
Securities, an Opinion of Counsel either stating that in the opinion of such counsel the Indenture and the Security Documents (or including financing statements or other instruments, as applicable) have been properly recorded and filed so as to make effective the Lien intended to be created for the benefit of the Securityholders, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such Lien effective; and

                           (ii) on or before December 1 of each year, an Opinion
of Counsel either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of the Indenture and the Security Documents (or financing statements or other instruments, as applicable) as is necessary to maintain the Lien intended to be created thereby for the benefit of the Securityholders, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such Lien.

                                  ARTICLE XII

                                  Miscellaneous

                  SECTION 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 12.02. Notices. Any notice or communication shall be in writing and delivered in Person or mailed by first-class mail addressed as follows:



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

                                if to the Company or any Guarantor:

                                     625 Madison Avenue
                                     New York, New York 10022
                                     Attention:  General Counsel
                                     Facsimile:  (212) 527-5693

                                if to the Trustee:

                                     Rodney Square North
                                     1100 N. Market Street
                                     Wilmington, DE  19890
                                     Attention:  Corporate Trust Administration
                                     Facsimile:  (302) 651-8882

                  The Company, any Guarantor or the Trustee by notice to the other party hereto may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Securityholder shall be sent by first-class mail to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed to a Securityholder in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 12.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

                  SECTION 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                           (1) an Officers' Certificate in form and substance
reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                           (2) an Opinion of Counsel in form and substance
reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with;

provided, however, that, in any case of such application or request as to which the furnishing of such documents, certificates or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                  SECTION 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                           (1) a statement that the Person making such
certificate or opinion has read such covenant or condition;

                           (2) a brief statement as to the nature and scope of
the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (3) a statement that, in the opinion of such Person,
he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (4) a statement as to whether or not, in the opinion
of such Person, such covenant or condition has been complied with.

                  SECTION 12.06. When Securities Disregarded. In determining whether the Holders of the required Principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities Outstanding at the time shall be considered in any such determination.

                  SECTION 12.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 12.08. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 12.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  SECTION 12.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company, any Guarantor or the Trustee shall not have any liability for any obligations of the Company, any Guarantor or the Trustee under the Securities or this Indenture or any other Indenture Document or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the Issue of the Securities.

                  SECTION 12.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 12.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                       REVLON CONSUMER PRODUCTS CORPORATION

                                       By:
                                          ----------------------------------
                                            Name:
                                            Title:

                                       REVLON, INC., as Parent Guarantor

                                       By:
                                          ----------------------------------
                                            Name:
                                            Title:

                                       ALMAY, INC.
                                       CARRINGTON PARFUMS LTD.
                                       CHARLES OF THE RITZ GROUP LTD.
                                       CHARLES REVSON, INC.
                                       COSMETICS & MORE INC.
                                       NORTH AMERICA REVSALE INC.
                                       PACIFIC FINANCE & DEVELOPMENT CORP.
                                       PPI TWO CORPORATION
                                       PRESTIGE FRAGRANCES, LTD.
                                       REVLON CONSUMER CORP.
                                       REVLON GOVERNMENT SALES, INC.
                                       REVLON INTERNATIONAL CORPORATION
                                       REVLON PRODUCTS CORP.
                                       REVLON REAL ESTATE CORPORATION
                                       RIROS CORPORATION
                                       RIROS GROUP INC.
                                       RIT INC.
                                       as Subsidiary Guarantors

                                       By:
                                          ----------------------------------
                                            Name:
                                            Title:

                                       WILMINGTON TRUST COMPANY,
                                       as Trustee,

                                       By:
                                          ----------------------------------
                                            Name:
                                            Title:

                                                                      APPENDIX A

                    PROVISIONS RELATING TO INITIAL SECURITIES

                             AND EXCHANGE SECURITIES

         1. Definitions

         1.1  Definitions

         For the purposes of this Appendix A the following terms shall have the meanings indicated below:

                  "Cedel" means Cedel Bank, S.A., or any successor securities clearing agency.

                  "Definitive Security" means a certificated Initial Security or Exchange Security or Private Exchange Security bearing, if required, the restricted securities legend set forth in Section 2.3(c).

                  "Depository" means The Depository Trust Company, its nominees and their respective successors.

                  "Exchange Securities" means the 12% Senior Secured Notes due 2005 to be issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to the Registration Agreement.

                  "Euroclear" means the Euroclear Clearance System or any successor securities clearing agency.

                  "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Initial Purchasers" means Salomon Smith Barney Inc., Bear, Stearns & Co. Inc. and Lehman Brothers Inc.

                  "Initial Securities" means the 12% Senior Secured Notes due 2005, to be issued from time to time, as provided for in this Indenture.

                  "Original Securities" means Initial Securities in the aggregate principal amount of $363,000,000 issued on November 26, 2001.

                  "Private Exchange" means the offer by the Company, pursuant to
Section 1 of the Registration Agreement dated November 26, 2001, or pursuant to any similar provision of any other Registration Agreement, to issue and deliver to certain purchasers, in exchange for the Initial Securities held by such purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Securities.

                  "Private Exchange Securities" means the 12% Senior Secured Notes due 2005 to be issued pursuant to this Indenture in connection with a Private Exchange pursuant to a Registration Agreement.

                  "Purchase Agreement" means the Purchase Agreement dated November 19, 2001, among the Company, the Guarantors and the Initial Purchasers relating to the Original Securities, or any similar agreement relating to any future sale of Initial Securities by the Company.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Registered Exchange Offer" means the offer by the Company, pursuant to a Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

                  "Registration Agreement" means the Registration Agreement dated November 26, 2001, among the Company, the Guarantors and the Initial Purchasers relating to the Original Securities, or any similar agreement relating to any additional Initial Securities.

                  "Rule 144A Securities" means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

                  "Securities" means the Initial Securities and the Exchange Securities, treated as a single class.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

                  "Shelf Registration Statement" means a registration statement issued by the Company in connection with the offer and sale of Initial Securities or Private Exchange Securities pursuant to the Registration Agreement.

                  "Transfer Restricted Securities" means Definitive Securities and any other Securities that bear or are required to bear the legend set forth in Section 2.3(c) hereto.

         1.2  Other Definitions

                                                                 Defined in
                  Term                                             Section:

"Agent Members"......................................................2.1(b)
"Global Security"....................................................2.1(a)
"IAI Global Security"................................................2.1(a)

"Regulation S" .........................................................2.1
"Rule 144A".............................................................2.1
"Rule 144A Global Security"..........................................2.1(a)
"Regulation S Global Security" ......................................2.1(a)

         2.   The Securities

         2.1  Form and Dating

                  The Initial Securities will be offered and sold by the Company, from time to time, pursuant to one or more Purchase Agreements. The Initial Securities will be resold initially only to QIBs in reliance on Rule 144A under the Securities Act ("Rule 144A") and in reliance on Regulation S under the Securities Act ("Regulation S"). Initial Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and IAIs under Rule 501(a)(1), (2), (3) or (7) under the Securities Act, subject to the restrictions on transfer set forth herein.

                  (a) Global Securities. Initial Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security"), Initial Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more global securities (collectively, the "Regulation S Global Security") and, subject to
Section 2.4 hereof, Initial Securities transferred subsequent to the initial resale thereof to IAIs shall be issued initially in the form of one or more permanent global securities in definitive, fully registered form (collectively, the "IAI Global Security"), in each case without interest coupons and with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. The Rule 144A Global Security, IAI Global Security, and Regulation S Global Security are collectively referred to herein as "Global Securities." The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

                  (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as Securities Custodian.

                  Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as Securities Custodian or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                  (c) Definitive Securities. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Definitive Securities.

         2.2 Authentication. The Trustee shall authenticate and deliver: (1) Original Securities for original issue in an aggregate principal amount of $363,000,000, (2) additional Initial Securities, if and when issued, in an aggregate principal amount of up to $300,000,000, and (3) the Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Agreement, for a like principal amount of Initial Securities or Private Exchange Securities, as applicable, upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $663,000,000 except as provided in Section 2.08 of this Indenture.

         2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar or a co-registrar with a request:

                  (x) to register the transfer of such Definitive Securities; or

                  (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

                  (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (ii) if such Definitive Securities bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                           (A) if such Definitive Securities are being delivered
                  to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                           (B) if such Definitive Securities are being
                  transferred to the Company, a certification to that effect; or

                           (C) if such Definitive Securities are being
                  transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, (i) a certification to that effect and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(c)(i).

                  (b) Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. In the case of a transfer of a beneficial interest in a Global Security to an IAI, the transferee must furnish a signed letter to the Trustee containing certain representations and agreements in the form of Exhibit B hereto.

                  (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

                  (iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the

         Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

                  (c)  Legend.

                  (i) Except as permitted by the following paragraphs (ii),
         (iii) and (iv), each certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

         "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS NOTE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER

         ON THE REVERSE OF THIS NOTE) THAT IS ACQUIRING THIS NOTE FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND TRUSTEE , (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS NOTE AGREES THAT IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS NOTE COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) PURCHASING FROM A PERSON NOT PARTICIPATING IN THE INITIAL DISTRIBUTION OF THIS SECURITY (OR ANY PREDECESSOR SECURITY), THAT IT IS AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS NOTE FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR
         (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT."

Each Definitive Security will also bear the following additional legend:

                  "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

                  (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act:

                           (A) in the case of any Transfer Restricted Security
                  that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                           (B) in the case of any Transfer Restricted Security
                  that is represented by a Global Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, in either case, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

                  (iii) After a transfer of any Initial Securities or Private Exchange Securities, as the case may be, during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, all requirements pertaining to restricted legends on such Initial Security or such Private Exchange Security will cease to apply and an Initial Security or Private Exchange Security, as the case may be, in global form without restricted legends will be available to the transferee of the beneficial interests of such Initial Securities or Private Exchange Securities. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officers' Certificate to the Trustee instructing the Trustee to issue Securities without restricted legends.

                  (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which certain Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, Exchange Securities in global form without the restricted legends will be available to Holders or beneficial owners that exchange such Initial Securities (or beneficial interests therein) in such Registered Exchange Offer. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officers' Certificate to the Trustee instructing the Trustee to issue Securities without restricted legends.

                  (e) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned by the Depository to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

                  (f) Obligations with Respect to Transfers and Exchanges of Securities.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

                  (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.07, 4.09 and
         9.05 of this Indenture).

                  (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning 15 days before the mailing of a notice of redemption or an offer to repurchase Securities or 15 days before an interest payment date.

                  (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  (g)  No Obligation of the Trustee.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         2.4  Definitive Securities

                  (a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as a Depository for such Global Security or if at any time the Depository ceases to be a "clearing agency" registered under the Exchange Act, and a successor Depository is not appointed by the Company within 90 days of such notice, or (ii) a Default or an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture.

                  (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Definitive Securities issued in exchange for any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct. Any Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(c), bear the restricted securities legend set forth in Exhibit 1 hereto.

                  (c) The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

                  (d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons.

                                                         EXHIBIT 1 TO APPENDIX A

                                                                              to

                                                                       INDENTURE

                       [FORM OF FACE OF INITIAL SECURITY]

                           [Global Securities Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS NOTE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON

THE REVERSE OF THIS NOTE), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1),
(2), (3) OR (7) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND TRUSTEE, (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS NOTE AGREES THAT IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS NOTE COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) PURCHASING FROM A PERSON NOT PARTICIPATING IN THE INITIAL DISTRIBUTION OF THIS SECURITY (OR ANY PREDECESSOR SECURITY), THAT IT IS AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS NOTE FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

                         [Definitive Securities Legend]

[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

[*/]

CUSIP No.                                                           $

                        12% Senior Secured Note Due 2005

                  Revlon Consumer Products Corporation, a Delaware corporation, promises to pay to , or registered assigns, the principal sum of Dollars on December 1, 2005.

                  Interest Payment Dates: June 1 and December 1.

                  Record Dates:  May 15 and November 15.

                  Additional provisions of this Security are set forth on the other side of this Security.

Dated:                                  REVLON CONSUMER PRODUCTS
                                          CORPORATION

                                        By:
                                           --------------------------------
                                                       [Title]

[SEAL]                                  By:
                                           --------------------------------
                                                       [Title]


TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

WILMINGTON TRUST COMPANY,
as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

by
  -------------------------------
       Authorized Signatory

*/ [If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 to Appendix A captioned "[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".]

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                        12% Senior Secured Note Due 2005

1.       Interest

                  Revlon Consumer Products Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the Principal amount of this Security at the rate per annum shown above; provided, however, that if (a) by February 25, 2002, neither the Shelf Registration Statement nor the Exchange Offer Registration Statement has been filed with the SEC, the rate per annum at which this Security bears interest will increase by 0.5% from and including such date until but excluding the earlier of (i) the date on which the Shelf Registration Statement or the Exchange Offer Registration Statement is filed and (ii) June 24, 2002 and if (b) by June 24, 2002, neither (i) the Registered Exchange Offer is consummated nor
(ii) the Shelf Registration Statement is declared effective, the rate per annum at which this Security bears interest will increase by 0.5% from and including such date until but excluding the earlier of (i) the consummation of the Registered Exchange Offer and (ii) the effective date of the Shelf Registration Statement. The Company will pay interest semiannually on June 1 and December 1 of each year, commencing June 1, 2002; provided, however, that interest accruing on this Security prior to the consummation of the Registered Exchange Offer will be paid to the holder of this Security, the Exchange Security or the Private Exchange Security, as the case may be, on the record date next preceding the interest payment date following the consummation of the Registered Exchange Offer. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 26, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue Principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       Method of Payment

                  The Company will pay interest referred to in paragraph 1 above (except defaulted interest) on the Securities to the persons who are registered holders of Securities at the close of business on the May 15 and November 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect Principal payments. The Company will pay Principal, interest and premium, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a Definitive Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a Definitive Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.       Paying Agent, Registrar and Collateral Agent

                  Initially, Wilmington Trust Company, as trustee ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Recourse Subsidiaries may act as Paying Agent, Registrar or co-registrar. Initially, Wilmington Trust Company will act as Collateral Agent.

4.       Indenture

                  The Company issued the Securities under an Indenture dated as of November 26, 2001 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are obligations of the Company secured as provided in paragraph 11 below and limited to $663,000,000 aggregate Principal amount (subject to Section 2.07 of the Indenture). This Security is one of the Initial Securities referred to in the Indenture. The Securities constitute "Designated Senior Debt" of the Company for purposes of the Company's Indenture dated as of February 1, 1998 with U.S. Bank Trust National Association, as trustee. [This Security is one of the Original Securities referred to in the Indenture issued in an aggregate Principal amount of $363,000,000. The Securities include the Original Securities, up to an aggregate Principal amount of $300,000,000 of Additional Securities that may be issued under the Indenture and any Exchange Securities or Private Exchange Securities issued in exchange for Initial Securities]. [This Security is one of up to $300,000,000 aggregate Principal amount of Additional Securities. The Securities include such Additional Securities, the Initial Securities in an aggregate principal amount of $363,000,000 previously issued under the Indenture and any Exchange Securities or Private Exchange Securities issued in exchange for Initial Securities.] The Initial Securities, the Exchange Securities, the Private Exchange Securities and any Additional Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on, among other things, the issuance of debt and redeemable stock by the Company, the issuance of debt and preferred stock by the Subsidiaries of the Company, the payment of dividends and other distributions and acquisitions or retirements of the Company's Capital Stock and Subordinated Obligations, the incurrence by the Company and its Subsidiaries of Liens on its property and assets, the sale or transfer of assets and Subsidiary stock by the

Company and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Subsidiaries to restrict distributions and dividends from Subsidiaries.

5.       Optional Redemption

                  The Company may redeem the Securities at the option of the Company at any time or from time to time, in whole or in part, at a redemption price equal to the sum of (i) the then outstanding aggregate Principal amount thereof, plus (ii) accrued and unpaid interest (if any) to the redemption date, plus (iii) the Applicable Premium.

6.       Mandatory Redemption

                  In the event that the conditions set forth in Section 2(b) of the Escrow Agreement shall not have been satisfied on or prior to December 7, 2001, the Company shall redeem all the Securities at a redemption price in cash equal to 96.569% of the Principal amount (the "Discounted Amount") plus accrued and unpaid interest calculated at a rate of 13.125% per annum on the Discounted Amount to the redemption date (which aggregate redemption price for all Securities outstanding on the redemption date shall equal $352,590,319) on December 12, 2001.

7.       Notice of Redemption

                  Notice of redemption under paragraph 5 will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. In the case of a redemption under paragraph 6, the Company shall give notice of redemption to the Trustee and Escrow Agent promptly after the event triggering the requirement to redeem the Securities. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.       Put Provisions

                  Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions, to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to the Put Amount of the Securities to be repurchased plus accrued and unpaid interest to the repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

9.       Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

10.      Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

11.      Guarantees; Security

                  The payment of Principal of and interest, if any, on the Securities and other Obligations of the Company under the Securities and the Indenture will be (i) unconditionally and jointly and severally guaranteed by the Guarantors, pursuant to, and subject to the terms (including release provisions) of, Section 4.10 and Article X of the Indenture and (ii) secured on a second-priority basis by the Lien of the Security Documents pursuant to, and subject to the terms (including release provisions) of, Section 4.12 and Article XI of the Indenture and the Collateral Agency Agreement.

12.      Unclaimed Money

                  If money for the payment of Principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.      Discharge and Defeasance

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of Principal and interest on the Securities to redemption or maturity, as the case may be.

14.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture, any Indenture Guarantee or the Securities or any other Indenture Document may be amended with the written consent of the Holders of at least a majority in Principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in Principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Guarantors and the Trustee may amend the Indenture, any Indenture Guarantee or the Securities or any other Indenture Document to cure any ambiguity, omission, defect or inconsistency, or to comply with Sections 4.10,
4.11 or 4.12 or Article V or XI of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add Indenture Guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to otherwise comply with the Act, or to provide for the issuance of the Exchange Securities or the Private Exchange Securities, or to make any change that does not adversely affect the rights of any Securityholder. A consent to any amendment or waiver of any provision in the Indenture or in the Securities by any Holder given in connection with a tender of such Holder's Securities shall not be rendered invalid by such tender.

15.      Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of Principal on the Securities at maturity, upon redemption pursuant to paragraph 5 or paragraph 6 of the Securities, upon declaration or otherwise, or failure by the Company to repurchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of the Parent Guarantor, the Company or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $25 million and continues for 10 days after the required notice to the Company; (v) certain events of bankruptcy or insolvency with respect to the Parent Guarantor, the Company or any Significant Subsidiary; (vi) certain judgments or decrees for the payment of money in excess of $25 million if such default continues for 10 days after the required notice to the Company; (vii) the invalidity or asserted invalidity by the Company or any Guarantor of the Liens created by the Security Documents (with certain exceptions) if such default continues for 10 days after the required notice to the Company; and (viii) an Indenture Guarantee ceasing to be in full force and effect (other than in accordance with the Indenture) if such default continues for 10 days after the required notice to the Company or denial or disaffirmation by a Guarantor of its obligations under its Indenture Guarantee. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in Principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the

Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in Principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of Principal or interest) if it determines that withholding notice is in their interest.

16.      Trustee Dealings with the Company

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.      No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company or the Trustee under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.      Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.      Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.      Governing Law

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to the Company at:

                  625 Madison Avenue
                  New York, New York  10022
                  Attention of General Counsel

                                 ASSIGNMENT FORM

                  To assign this Security, fill in the form below:

                  I or we assign and transfer this Security to

              (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)

                  and  irrevocably  appoint                           agent
                  to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:                   Your Signature:
     -----------------                 -----------------------------------------
                                       (Sign exactly as your name appears on the other side of this Security)

                  In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1) [ ]  to the Company; or

(2) [ ] pursuant to an effective registration statement under the Securities Act of 1933; or

(3) [ ] inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4) [ ] outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5) [ ]  inside the United States to an institutional "accredited investor"
         (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933) that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee) and, if such transfer is in respect of an aggregate Principal amount of Securities at the time of transfer of less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the restrictions set forth in the legend on the Securities; or

(6) [ ] pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4),
(5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.




                                        ---------------------------------
                                        Signature
Signature Guarantee:
                                        ---------------------------------
                                        Signature must be guaranteed by a
                                        participant in a recognized signature
                                        guaranty medallion program or other
                                        signature guarantor acceptable to the
                                        Trustee.

           -----------------------------------------------------------

              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
      -----------------                 ---------------------------------------
                                        NOTICE: To be executed by an executive
                                        officer

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The following increases or decreases in this Global Security have been made:

Date of     Amount of        Amount of        Principal          Signature of
Exchange    decrease in      increase in      amount of this     authorized
            Principal        Principal        Global Security    officer of
            amount of this   amount of this   following such     Trustee or
            Global Security  Global Security  decrease of        Securities
                                              increase)          Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.07 or 4.09 of the Indenture, check the box:

                                     [ ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.07 or 4.09 of the Indenture, state the amount in Principal amount: $

Date:                   Your Signature:
     -----------------                 -----------------------------------------
                                       (Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:
                    -----------------------------------
                     (Signature must be guaranteed.)

                                                                       EXHIBIT A

                                                                              to

                                                                       INDENTURE

        [FORM OF FACE OF EXCHANGE SECURITY OR PRIVATE EXCHANGE SECURITY]

[*/]



CUSIP No.                                                      $

                  12% Senior Secured Exchange Note Due 2005

                  Revlon Consumer Products Corporation, a Delaware corporation, promises to pay to , or registered assigns, the principal sum of Dollars on December 1, 2005.

                  Interest Payment Dates: June 1 and December 1.

                  Record Dates: May 15 and November 15.

                  Additional provisions of this Security are set forth on the other side of this Security.

Dated:                                  REVLON CONSUMER PRODUCTS
                                          CORPORATION

                                        By:
                                           --------------------------------
                                                       [Title]

[SEAL]                                  By:
                                           --------------------------------
                                                       [Title]

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

WILMINGTON TRUST COMPANY,
as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

by
  -----------------------------
Authorized Signatory

*/ [If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 to Appendix A captioned "[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".]

**/ [If the Security is a Private Exchange Security issued in a Private Exchange Offer to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1 to Appendix A.]

                   [FORM OF REVERSE SIDE OF EXCHANGE SECURITY
                          OR PRIVATE EXCHANGE SECURITY]

                    12% Senior Secured Exchange Note Due 2005

1.       Interest

                  Revlon Consumer Products Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the Principal amount of this Security at the rate per annum shown above (without duplication of the interest that accrued on the Initial Security in exchange for which this Security was issued)[; provided, however, that if (a) by February 25, 2002, neither the Shelf Registration Statement nor the Exchange Offer Registration Statement has been filed with the SEC, the rate per annum at which this Security bears interest will increase by 0.5% from and including such date until but excluding the earlier of (i) the date on which the Shelf Registration Statement or the Exchange Offer Registration Statement is filed and
(ii) June 24, 2002 and if (b) by June 24, 2002, neither (i) the Registered Exchange Offer is consummated nor (ii) the Shelf Registration Statement is declared effective, the rate per annum at which this Security bears interest will increase by 0.5% from and including such date until but excluding the earlier of (i) the consummation of the Registered Exchange Offer and (ii) the effective date of the Shelf Registration Statement.]1 The Company will pay interest semiannually on June 1 and December 1 of each year, commencing June 1, 2002. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Initial Securities, or, if no interest has been paid on the Initial Securities, the Exchange Securities or the Private Exchange Securities, as the case may be, from November 26, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue Principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       Method of Payment

                  The Company will pay interest referred to in paragraph 1 above (except defaulted interest) on the Exchange Securities or Private Exchange Securities to the persons who are registered holders of Securities at the close of business on the May 15 and November 15 next preceding the interest payment date even if Exchange Securities or Private Exchange Securities are canceled after the record date and on or before the interest payment date. The Company will pay interest referred to in paragraph 1 of the Initial Securities (except defaulted interest) on the Initial Securities in exchange for which the Exchange Securities or Private Exchange Securities were issued to the Persons who,

--------
1 Insert if at the time of issuance of the Exchange Security or Private Exchange Security (as the case may be) neither the Registered Exchange Offer has been consummated nor a Shelf Registration Statement has been declared effective in accordance with the Registration Agreement.

at the close of business on the May 15 or the November 15 next preceding each interest payment date, are registered holders of such Initial Securities, if such record date occurs prior to such exchange, or registered holders of the Exchange Securities or Private Exchange Securities, if such record date occurs on or after the date of such exchange, even if Exchange Securities or Private Exchange Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect Principal payments. The Company will pay Principal, interest and premium, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a global note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.       Paying Agent, Registrar and Collateral Agent

                  Initially, Wilmington Trust Company, as trustee ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Recourse Subsidiaries may act as Paying Agent, Registrar or co-registrar. Initially, Wilmington Trust Company will act as Collateral Agent.

4.       Indenture

                  The Company issued the Securities under an Indenture dated as of November 26, 2001 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are obligations of the Company secured as provided in paragraph 9 below and limited to $663,000,000 aggregate Principal amount (subject to Section 2.07 of the Indenture). This Security is one of the Exchange Securities referred to in the Indenture. The Securities constitute "Designated Senior Debt" of the Company for purposes of the Company's Indenture dated as of February 1, 1998 with U.S. Bank Trust National Association, as trustee. [This Security is one of the Original Securities referred to in the Indenture issued in an aggregate Principal amount of $363,000,000. The Securities include the Original Securities, up to an aggregate Principal amount of

$300,000,000 of Additional Securities that may be issued under the Indenture and any Exchange Securities or Private Exchange Securities issued in exchange for Initial Securities]. [This Security is one of up to $300,000,000 aggregate Principal amount of Additional Securities. The Securities include such Additional Securities, the Initial Securities in an aggregate principal amount of $363,000,000 previously issued under the Indenture and any Exchange Securities or Private Exchange Securities issued in exchange for Initial Securities.] The Initial Securities, the Exchange Securities, the Private Exchange Securities and any Additional Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on, among other things, the issuance of debt and redeemable stock by the Company, the issuance of debt and preferred stock by the Subsidiaries of the Company, the payment of dividends and other distributions and acquisitions or retirements of the Company's Capital Stock and Subordinated Obligations, the incurrence by the Company and its Subsidiaries of Liens on its property and assets, the sale or transfer of assets and Subsidiary stock by the Company and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Subsidiaries to restrict distributions and dividends from Subsidiaries.

5.       Optional Redemption

                  The Company may redeem the Securities at the option of the Company at any time or from time to time, in whole or in part, at a redemption price equal to the sum of (i) the then outstanding aggregate Principal amount thereof, plus (ii) accrued and unpaid interest (if any) to the redemption date, plus (iii) the Applicable Premium.

6.       Notice of Redemption

                  Notice of redemption under paragraph 5 will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.       Put Provisions

                  Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions, to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to the Put Amount of the Securities to be repurchased plus accrued and unpaid interest to the repurchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.       Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

9.       Guarantees; Security

                  The payment of Principal of and interest, if any, on the Securities and other Obligations of the Company under the Securities and the Indenture will be (i) unconditionally and jointly and severally guaranteed by the Guarantors, pursuant to, and subject to the terms (including release provisions) of, Section 4.10 and Article X of the Indenture and (ii) secured on a second-priority basis by the Lien of the Security Documents pursuant to, and subject to the terms (including release provisions) of, Section 4.12 and Article XI of the Indenture and the Collateral Agency Agreement.

10.      Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

11.      Unclaimed Money

                  If money for the payment of Principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.      Discharge and Defeasance

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of Principal and interest on the Securities to redemption or maturity, as the case may be.

13.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture, any Indenture Guarantee or the Securities or any other Indenture Document may be amended with the written consent of the Holders of at least a majority in Principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in Principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Guarantors and the Trustee may amend the Indenture, any Indenture Guarantee or the Securities or any other Indenture Document to cure any ambiguity, omission, defect or inconsistency, or to comply with Sections 4.10,
4.11 or 4.12 or Article V or XI of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add Indenture Guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to otherwise comply with the Act or to provide for the issuance of the Exchange Securities or the Private Exchange Securities, or to make any change that does not adversely affect the rights of any Securityholder. A consent to any amendment or waiver of any provision in the Indenture or in the Securities by any Holder given in connection with a tender of such Holder's Securities shall not be rendered invalid by such tender.

14.      Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of Principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon declaration or otherwise, or failure by the Company to repurchase Securities when required; (iii) failure by the Company, as applicable, to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of the Parent Guarantor, the Company or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $25 million and continues for 10 days after the required notice to the Company; (v) certain events of bankruptcy or insolvency with respect to the Parent Guarantor, the Company or any Significant Subsidiary; (vi) certain judgments or decrees for the payment of money in excess of $25 million if such default continues for 10 days after the required notice to the Company; (vii) the invalidity or asserted invalidity by the Company or any Guarantor of the Liens created by the Security Documents (with certain exceptions) if such default continues for 10 days after the required notice to the Company; and (viii) an Indenture Guarantee ceasing to be in full force and effect (other than in accordance with the Indenture) if such default continues for 10 days after the required notice to the Company or denial or disaffirmation by a Guarantor of its obligations under its Indenture Guarantee. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in Principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the

Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in Principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of Principal or interest) if it determines that withholding notice is in their interest.

15.      Trustee Dealings with the Company

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.      No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company or the Trustee under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.      Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.      Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.  Holders' Compliance with Registration Agreement

                  Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

21.  Governing Law

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to the Company at:

                  625 Madison Avenue
                  New York, New York  10022
                  Attention of General Counsel

                                 ASSIGNMENT FORM

                  To assign this Security, fill in the form below:

                  I or we assign and transfer this Security to

              (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)

                  and  irrevocably  appoint                agent  to transfer
                  this Security on the books of the Company. The agent may substitute another to act for him.

Date:                   Your Signature:
     -----------------                 -----------------------------------------
                                       (Sign exactly as your name appears on the other side of this Security)

                                       ---------------------------------
                                       Signature must be guaranteed by a
                                       participant in a recognized signature
                                       guaranty medallion program or other
                                       signature guarantor acceptable to the
                                       Trustee.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.07 or 4.09 of the Indenture, check the box:

                                       [ ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.07 or 4.09 of the Indenture, state the amount in Principal amount: $

Date:                   Your Signature:
     ---------------                   ---------------------------------------
                                       (Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
                    -----------------------------------------
                           (Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                                                       EXHIBIT B

                                                                              to

                                                                       INDENTURE

                      [FORM OF CERTIFICATE TO BE DELIVERED
                         IN CONNECTION WITH TRANSFERS TO
                   NON-QIB INSTITUTIONAL ACCREDITED INVESTORS]

                                     [date]

Revlon Consumer Products Corporation
c/o Wilmington Trust Company
Rodney Square North
1100 N. Market Street
Wilmington, DE  19890
Attention:  Corporate Trust Administration

Dear Sirs:

                  This certificate is delivered to request a transfer of $ aggregate principal amount of 12% Senior Secured Notes due 2005 (the "Notes") of Revlon Consumer Products Corporation (the "Company").

                  The undersigned represents and warrants to you that:

                  (1) We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or other applicable securities law and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes and invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  (2) We understand and acknowledge that the Notes have not been registered under the Securities Act, or any other applicable securities law and unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only

                  (i) to the Company, (ii) pursuant to a registration statement which has been declared effective under the Securities Act,
                  (iii) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a "Qualified Institutional Buyer" within the meaning of Rule l44A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (iv) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (v) pursuant to any other exemption from registration under the Securities Act or (vi) to an institutional "accredited investor" within the meaning of subparagraphs (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 under the Securities Act that is purchasing the Notes for its own account or for the account of such an institutional "accredited investor", in each case, in a transaction involving a minimum principal amount of $250,000 for such Notes, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (vi) above prior to the Resale Restriction Termination Date, the transferor shall deliver to the Company and the trustee under the Indenture pursuant to which the Notes are issued a letter from the transferee substantially in the form of this letter, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraphs (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. We acknowledge that the Company and the Trustee reserve the right prior to any offer, sale or other transfer of the Notes pursuant to clauses (iv), (v) or (vi) above prior to the Resale Restriction Termination Date to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                  (3) We are acquiring the Notes purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

                  (4) You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                                  Very truly yours,

                                                  By:
                                                     --------------------------
                                                        (Name of Purchaser)

                                                  Date:

                  Upon transfer the Notes would be registered in the name of the new beneficial owner as follows:

                                                               TAXPAYER ID
NAME                                    ADDRESS                  NUMBER
----                                    -------                  ------

                                                                       EXHIBIT C

                   [FORM OF SUBSIDIARY SUPPLEMENTAL INDENTURE]

                  SUBSIDIARY SUPPLEMENTAL INDENTURE, dated as of ___________, between ________________, a _____________ (the "New Guarantor"), and Wilmington Trust Company, as trustee under the Indenture referred to below (the "Trustee").

                              W I T N E S S E T H :

                  WHEREAS, Revlon Consumer Products Corporation, a Delaware corporation (the "Company"), certain guarantors named therein and the Trustee heretofore executed and delivered the Indenture, dated as of November 26, 2001 (as heretofore amended and supplemented, the "Indenture"), providing for the issuance of the 12% Senior Secured Notes Due 2005 (the "Securities") (capitalized terms used herein but not otherwise defined have the meanings ascribed thereto in the Indenture);

                  WHEREAS, pursuant to Section 4.10 of the Indenture, the Company is required to cause the New Guarantor to execute and deliver to the Trustee this Subsidiary Supplemental Indenture pursuant to which the New Guarantor shall provide an Indenture Guarantee as set forth in Article X of the Indenture;

                  WHEREAS, Section 9.01(4) of the Indenture provides that the Company, the Guarantors and the Trustee may amend the Indenture and the Securities without notice to or consent of any Holders of the Securities to add Indenture Guarantees; and

                  WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the New Guarantor.

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the existing Guarantors, the New Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

                                    ARTICLE I

                             Agreement to Guarantee

                  Section 1.1. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all other Guarantors, irrevocably and unconditionally, to guarantee the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all Obligations of the Company and the Guarantors under the Securities, the Indenture and the other Indenture Documents on the terms and subject to the conditions set forth in Article X of the Indenture, which guarantee shall be subject to automatic release in accordance with the provisions of Section 4.10(b) of the Indenture.

                  Section 1.2. Trustee's Acceptance. The Trustee hereby accepts this Supplemental Indenture and agrees to perform the same under terms and conditions set forth in the Indenture.

                                   ARTICLE II

                                  Miscellaneous

                  Section 2.1. Effect of Supplemental Indenture. Upon the execution and delivery of this Supplemental Indenture by the Company, the existing Guarantors, the New Guarantor and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

                  Section 2.2. Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

                  Section 2.3. Indenture and Supplemental Indenture Construed Together. This Supplemental Indenture is an indenture supplemental to and implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

                  Section 2.4. Confirmation and Preservation of Indenture. The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

                  Section 2.5. Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, the provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

                  Section 2.6. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 2.7. Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Securities.

                  Section 2.8. Successors. All agreements of the New Guarantor in this Supplemental Indenture shall bind its successors except as provided in the Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

                  Section 2.9. Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture and the Securities relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

                  Section 2.10. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  Section 2.11. Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

                  Section 2.12. Headings. The Article and Section headings herein are have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.


                                             [NEW GUARANTOR]


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:

                                             REVLON CONSUMER PRODUCTS
                                             CORPORATION

                                             By:
                                                -------------------------------
                                                Name:
                                                Title:

                                             [EXISTING GUARANTORS]


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:

                                             WILMINGTON TRUST COMPANY
                                                as Trustee

                                             By:
                                                -------------------------------
                                                Name:
                                                Title:

                                                                      SCHEDULE I
                                                                              to
                                                                       INDENTURE

                             PERMITTED TRANSACTIONS

1. Asset Transfer Agreement by and among Revlon, Inc. (now known as Revlon Holdings Inc.), Charles of the Ritz Group Ltd., National Health Care Group Inc., New Revlon, Inc. (now known as Revlon, Inc.) and Revlon Consumer Products Corporation dated as of June 24, 1992 (and the ancillary agreements thereto).

2. Real Property Asset Transfer Agreement by and among Revlon, Inc., (now known as Revlon Holdings Inc.), New Revlon, Inc. (now known as Revlon, Inc.) and Revlon Consumer Products Corporation dated as of June 24, 1992.

3. Benefit Plans Assumption Agreement dated as of July 1, 1992 by and among Revlon Holdings Inc. (formerly known as Revlon, Inc.) , Revlon, Inc., (formerly known as New Revlon, Inc) and Revlon Consumer Products Corporation.

4. Reimbursement and Expense Allocation Agreement dated May 3, 1996 by and among MacAndrews & Forbes Holdings Inc., Revlon, Inc. and Revlon Consumer Products Corporation.

5. Reimbursement Agreement by and among MacAndrews & Forbes Holdings Inc., Revlon, Inc. (formerly known as New Revlon, Inc.) and Revlon Consumer Products Corporation dated June 24, 1992.

6. Indemnification Agreement by and between Revlon Holdings Inc. and Revlon Consumer Products Corporation dated as of July 31, 1998 (related to Revlon Consumer Product Corporation's lease of the Edison Facility).

7. Purchase and Sale Agreement dated July 31, 2001 by and between Revlon Holdings Inc. and Revlon, Inc. related to Revlon Inc.'s acquisition and subsequent contribution of the Charles of the Ritz business to Revlon Consumer Products Corporation (and ancillary agreements thereto).

8. MacAndrews & Forbes Group Incorporated Occupancy Memorandum Amendment dated June 1, 2001 (4th floor at 625 Madison Avenue, New York, New
         York).

9. Airplane Usage Memorandum between GDL Aviation Inc. and Revlon Consumer Products Corporation dated November 16, 1994.

10.      Permitted Affiliate Debt

                                                                     SCHEDULE II
                                                                              to
                                                                       INDENTURE

                               SECURITY DOCUMENTS

                  All documents identified as "Second Lien Documents" on
Schedule I to the Collateral Agency Agreement.

                                                                    SCHEDULE III
                                                                              to
                                                                       INDENTURE

                              OTHER EXISTING DEBT

                  None.